Exhibit 4.15-a

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                                  NASSAU COUNTY
                          INDUSTRIAL DEVELOPMENT AGENCY


                                       AND


                                KEYSPAN-GLENWOOD
                               ENERGY CENTER, LLC

                             -----------------------
                                 LEASE AGREEMENT
                             -----------------------


                          Dated as of November 1, 2003


                                   $53,275,000
                   Nassau County Industrial Development Agency
                      Industrial Development Revenue Bonds
                  (KeySpan-Glenwood Energy Center, LLC Project)
                                  Series 2003A

              Affecting the Facility located at the Facility Realty
            described in Appendix A hereto in the Town of Oyster Bay,
                     County of Nassau and State of New York


                               PHILLIPS LYTLE LLP
                         1100 Franklin Avenue, 4th floor
                           Garden City, New York 11530
                         Attention: Milan K. Tyler, Esq.

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

                                TABLE OF CONTENTS
                                -----------------
ARTICLE I Definitions and Representations..........................................................................4
-----------------------------------------

           Section 1.1         Definitions.........................................................................4

           Section 1.2         Construction........................................................................7

           Section 1.3         Representations and Warranties by Agency............................................7

           Section 1.4         Findings by Agency..................................................................7

           Section 1.5         Representations and Warranties by Lessee............................................8

ARTICLE II The Project         10

           Section 2.1         The Project........................................................................10

           Section 2.2         Completion by Lessee...............................................................10

           Section 2.3         Issuance of Series 2003A Bonds.....................................................11

ARTICLE III Lease Of Facility And Rental Provisions...............................................................11

           Section 3.1         Duration of Term...................................................................11

           Section 3.2         Lease of the Facility..............................................................11

           Section 3.3         Rental Provisions; Pledge of Agreement and Rents...................................11

           Section 3.4         Obligation of Lessee Unconditional.................................................13

           Section 3.5         Payment of Purchase Price of Tendered Bonds........................................13

           Section 3.6         Credit Facility....................................................................13

ARTICLE IV Maintenance, Taxes, Payments In Lieu Of Taxes And Insurance............................................14

           Section 4.1         Maintenance, Alterations and Improvements..........................................14

           Section 4.2         Removal of Property of the Facility................................................15

           Section 4.3         No Exemption From Real Estate Taxes................................................16

           Section 4.4         Taxes, Assessments and Charges.....................................................17

           Section 4.5         Insurance..........................................................................17


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           Section 4.6         Advances by Agency or the Trustee..................................................18

           Section 4.7         Compliance with Law................................................................18

ARTICLE V Damage, Destruction And Condemnation....................................................................18

           Section 5.1         Damage, Destruction and Condemnation...............................................19

ARTICLE VI Particular Covenants...................................................................................20

           Section 6.1         Restrictions on Lessee.............................................................20

           Section 6.2         Indemnity..........................................................................21

           Section 6.3         Compensation and Expenses of Trustee, Bond Registrar, Paying Agents and Agency.....24

           Section 6.4         Retention of Agency's Leasehold Interest in Facility; Grant of Easements;
                                Release of Certain Portions of Facility...........................................25

           Section 6.5         Lessee's Covenant as to Tax Exemption..............................................26

           Section 6.6         Financial Statements; No-Default Certificates......................................27

           Section 6.7         Discharge of Liens.................................................................28

           Section 6.8         Agency's Authority; Covenant of Quiet Enjoyment....................................28

           Section 6.9         No Warranty of Condition or Suitability............................................29

           Section 6.10                   Amounts Remaining in Funds..............................................29

           Section 6.11                   Issuance of Additional Bonds............................................29

           Section 6.12                   Redemption Under Certain Circumstances; Special Covenants...............29

           Section 6.13                   Further Assurances......................................................30

           Section 6.14                   Non-Discrimination; Employment Information, Opportunities and
                                            Guidelines............................................................30

           Section 6.15                   Recording and Filing....................................................32

           Section 6.16                   Right to Cure Agency Defaults...........................................32

           Section 6.17                   Description of Facility Equipment.......................................32

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ARTICLE VII Events Of Default; Remedies...........................................................................33

           Section 7.1         Events of Default..................................................................33

           Section 7.2         Remedies on Default................................................................34

           Section 7.3         Reserved...........................................................................35

           Section 7.4         Remedies Cumulative................................................................35

           Section 7.5         No Additional Waiver Implied by One Waiver.........................................36

           Section 7.6         Effect on Discontinuance of Proceedings............................................36

           Section 7.7         Agreement to Pay Attorneys' Fees and Expenses......................................36

ARTICLE VIII Options           36

           Section 8.1         Options............................................................................36

           Section 8.2         Conveyance on Exercise of Option to Terminate......................................39

           Section 8.3         Option to Purchase or Invite Tenders of Bonds......................................39

           Section 8.4         Termination of Agreement...........................................................39

           Section 8.5         Mode Change Notice.................................................................40

ARTICLE IX Miscellaneous       40

           Section 9.1         Indenture; Amendment...............................................................40

           Section 9.2         Force Majeure......................................................................40

           Section 9.3         Assignment or Sublease.............................................................41

           Section 9.4         Priority of Indenture..............................................................42

           Section 9.5         Benefit of and Enforcement by Bondholders..........................................42

           Section 9.6         Amendments.........................................................................42

           Section 9.7         Notices............................................................................42

           Section 9.8         Prior Agreements Superseded........................................................42

           Section 9.9         Severability.......................................................................43

           Section 9.10                   Inspection of Facility..................................................43

           Section 9.11                   Effective Date; Counterparts............................................43

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           Section 9.12                   Binding Effect..........................................................43

           Section 9.13                   Net Lease...............................................................43

           Section 9.14                   Law Governing...........................................................43

           Section 9.15                   Investment of Funds.....................................................43

           Section 9.16                   Investment Tax Credit...................................................43

           Section 9.17                   Waiver of Trial by Jury.................................................44

           Section 9.18                   Consent to Jurisdiction; Service of Process.............................44

           Section 9.19                   No Recourse Under This Agreement or on Bonds............................44

           Section 9.20                   Date of Agreement for Reference Purposes Only...........................45






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                                 LEASE AGREEMENT


     THIS LEASE AGREEMENT, made and entered into as of November 1, 2003, by and between NASSAU COUNTY INDUSTRIAL DEVELOPMENT AGENCY, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State of New York, duly organized and existing under the laws of the State of New York (the "Agency"), having its principal office at 400 County Seat Drive, Mineola, New York 11501, party of the first part, and KEYSPAN-GLENWOOD ENERGY CENTER, LLC, a Delaware limited liability company qualified to do business under and by virtue of the laws of the State of New York, having its principal office at c/o KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11201 (the "Lessee"), party of the second part:

                                   WITNESSETH:

     WHEREAS, the New York State Industrial Development Agency Act, constituting Title 1 of Article 18-A of the General Municipal Law, Chapter 24 of the Consolidated Laws of New York, as amended (the "Enabling Act") has been heretofore enacted by the Legislature of the State of New York for the purposes, among others, of providing for the creation of industrial development agencies in the several counties, cities, villages and towns in the State of New York, to promote, develop, encourage, assist and advance the job opportunities, health, general prosperity and economic welfare of the people of the State of New York and to improve their prosperity and standard of living; and

     WHEREAS, the Agency has been heretofore established under said Enabling Act pursuant to Chapter 674 of the 1975 Laws of New York, as amended (together with the Enabling Act, the "Act"), and is authorized to acquire real property and interests therein, buildings and other improvements thereon and machinery and equipment and interests therein in connection therewith for the purposes set forth above, and to lease the same as herein more particularly described; and

     WHEREAS, the Agency is further authorized by the Act to issue its industrial development revenue bonds payable solely from and secured by the revenues derived from the leasing of the land, buildings and other improvements and the machinery and equipment so acquired; and

     WHEREAS, the Lessee and KeySpan, have entered into negotiations with the Agency in connection with a "project" as such term is defined under the Act (the "Project") consisting of the refinancing and reimbursing of certain costs incurred by the Lessee in connection with the acquisition and construction of three buildings of approximately 1,700 square feet each and one building of approximately 5,000 square feet and the acquisition and installation therein of two single cycle generating units to be used by the Lessee for the purpose of providing an aggregate of approximately 79 megawatts to the existing Long Island electric grid (the "Facility"); and

     WHEREAS, the Facility is located on an existing 2.9 acre site known as The Glenwood Energy Center, and located on the eastern shore of Hempstead Harbor, in the Town of Oyster Bay (the "Facility Realty") as more particularly described in Appendix A hereto; and


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     WHEREAS,  pursuant to a certain Agreement of Lease,  dated May 3, 2002 (the
"Ground Lease"), between the Long Island Lighting Company, doing business as LIPA ("LIPA") and the Lessee, LIPA has leased the Facility Realty to the Lessee; and

     WHEREAS, the Lessee is the owner of the Facility; and

     WHEREAS, pursuant to the Company Lease Agreement, the Lessee has leased the Facility to the Agency; and

     WHEREAS, the Project is complete and the Facility began full operations on June 1, 2002; and

     WHEREAS, the Agency has determined that Agency financing assistance is necessary to provide employment in, and is beneficial for the economy and prosperity of, the inhabitants of Nassau County and the offer of such assistance to the Lessee was reasonably necessary to induce the Lessee to proceed with the Project; and

     WHEREAS, as a result of such negotiations, the Lessee has requested the Agency to issue its bonds in the aggregate principal amount of $53,275,000 to finance a portion of the costs of the Project; and

     WHEREAS, the Agency adopted a bond resolution on November 24, 2003, authorizing the Project and the issuance of its industrial development revenue bonds to finance a portion of the costs of the Project, the leasing of the Facility to the Agency and the subleasing of the Facility to the Lessee (the "Bond Resolution"); and

     WHEREAS, the Agency, in order to provide funds for a portion of the cost of the Project and for incidental and related costs thereto, will issue and sell its $53,275,000 aggregate principal amount of Industrial Development Revenue Bonds (KeySpan-Glenwood Energy Center, LLC Project), Series 2003A (the "Series 2003A Bonds"), pursuant to the Act, the Bond Resolution, and an Indenture of Trust of even date herewith by and between the Agency and The Bank of New York, as Trustee, securing said Bonds and any Additional Bonds (as hereinafter defined) issued thereunder; and

     WHEREAS, simultaneously herewith, the Lessee will deliver a Payment Agreement, dated November 26, 2003 (the "Payment Agreement"), to the Agency, providing for the payment of an amount equal to the principal of, Redemption Premium and interest on the Series 2003A Bonds; and

     WHEREAS, the payment of all amounts due under the Payment Agreement and any other amounts due hereunder shall be guaranteed by KeySpan Corporation (the "Guarantor"), a corporation organized and existing under the laws of the State of New York pursuant to a Guaranty Agreement, dated November 26, 2003 (the "Guaranty"), from the Guarantor to the Agency; and

     NOW, THEREFORE, in consideration of the premises and the respective representations and agreements hereinafter contained, the parties hereto agree as follows (provided that in the performance of the agreements of the Agency herein contained, any obligation it may incur for the payment of money shall not


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subject the Agency to any pecuniary or other  liability nor create a debt of the
State of New York or of Nassau County, and neither the State of New York nor Nassau County shall be liable on any obligation so incurred, but any such obligation shall be payable solely out of the lease rentals, revenues and receipts derived from or in connection with the Facility, including moneys received under this Lease Agreement):

                                   ARTICLE I
                         Definitions and Representations

     Section 1.1 Definitions. Terms not otherwise defined herein shall have the same meanings as used in the Indenture or the Tax Certificate herein below defined. The following terms shall have the following meanings in this Lease
Agreement:

     Agency shall mean the Nassau County Industrial Development Agency, a corporate governmental agency constituting a body corporate and politic and a public benefit corporation of the State, duly organized and existing under the laws of the State, and any body, board, authority, agency or other governmental agency or instrumentality which shall hereafter succeed to the powers, duties, obligations and functions thereof.

     Agreement shall mean this Lease Agreement, dated as of November 1, 2003, between the Agency and the Lessee, and shall include any and all amendments and supplements thereto hereafter made in conformity herewith and with the Indenture.

     Application shall mean, collectively, the application and all other materials or information (orally or otherwise) heretofore submitted by or on behalf of the Lessee and its Affiliates to the Agency.

     Approved Facility shall mean the use of the Facility by the Lessee for the "local furnishing of electric energy" as described in Section 142(a)(8) of the Code and as a qualified "project" within the meaning of the Act.

     Authorized Representative shall mean, (i) in the case of the Agency, the Chairman, Vice Chairman, Treasurer, Assistant Treasurer, Secretary, Assistant Secretary, Executive Director, Administrative Director, or any officer or employee of the Agency authorized to perform specific acts or to discharge specific duties, and (ii) in the case of the Lessee, its President, Vice President, Treasure, Secretary, or any member of the Lessee.

     Bonds shall mean the Series 2003A Bonds and any Additional Bonds.

     Code shall mean the Internal Revenue Code of 1986, as amended, including the regulations thereunder.

     Commencement Date shall mean, November 26, 2003, the date of original issuance and delivery of the Series 2003A Bonds.

     Company Lease shall mean the Company Lease Agreement, dated as of November 1, 2003, between the Lessee and the Agency, and shall include any and all


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amendments and supplements  thereto  hereafter made in conformity  therewith and with the Indenture.

     County shall mean the Nassau County, New York.

     Event of Default shall have the meaning specified in Section 7.1 hereof.

     Facility shall have the meaning specified in the recitals hereto.

     Facility Equipment shall mean all fixtures, machinery, equipment, chattels and articles of personal property and all appurtenances and additions thereto and substitutions and replacements thereof, now or hereafter attached to or contained in or located at the Facility or placed on any part thereof, though not attached thereto, the costs of which are refined or reimbursed with the proceeds of Bonds and which are used or usable in connection with the present or future operation thereof or the activities at any time conducted therein and all other property used in connection with the production of income from the Facility and/or improvements located therein or adapted for use therein, including, without limitation, any machinery, equipment and other tangible personal property acquired and installed at the Facility, together with all repairs, replacements, improvements, substitutions and renewals thereof or therefor and all parts, additions and accessories incorporated therein or affixed thereto, but excluding Lessee's Property within the meaning of Section 4.1(c) hereof or Existing Facility Property released pursuant to Section 4.2 hereof.

     Facility Realty shall have the meaning specified in the recitals hereto.

     Fiscal Year of the Lessee shall mean a year of 365 or 366 days, as the case may be, commencing on January 1 and ending on December 31, or such other year of similar length as to which the Lessee shall have given prior written notice thereof to the Agency and the Trustee at least ninety (90) days prior to the commencement thereof.

     Ground Lease shall have the meaning specified in the recitals hereto.

     Improvements shall mean all structures, fixtures and other improvements existing on the Commencement Date or at any time made, erected or incorporated into the Facility (including any improvements made as part of the Project pursuant to Section 2.2 hereof) and all replacements, improvements, extensions, substitutions, restorations, repairs or additions thereto.

     Indenture shall mean the Indenture of Trust of even date herewith by and between the Agency and the Trustee, as from time to time amended or supplemented by Supplemental Indentures in accordance with Article XI of the Indenture.

     KeySpan shall mean KeySpan Corporation, a corporation organized and existing under and by virtue of the laws of the State of New York, and its permitted successors and assigns.

     Legal Requirements shall mean the Constitutions of the United States and of the State of New York all laws, statutes, codes, acts, ordinances, resolutions, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including but not limited to


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zoning,  land  use,  planning,  environmental  protection,  air,  water and land pollution, toxic wastes, hazardous wastes, solid wastes, wetlands, health, safety, equal opportunity, minimum wages, and employment practices) of all governments, departments, commissions, boards, courts, authorities, agencies, officials and officers, foreseen or unforeseen, ordinary or extraordinary, that are applicable now or may be applicable at any time hereafter to (i) the Lessee,
(ii) the Facility or any part thereof, or (iii) any use or condition of the Facility or any part thereof.

     Lessee or Company shall mean KeySpan-Glenwood Energy Center, LLC, a limited liability company organized and existing under and by virtue of the laws of the State of Delaware, and qualified to do business in the State, and its permitted successors and assigns pursuant to Sections 6.1 and 9.3 hereof (including any surviving, resulting or transferee corporation as provided in Section 6.1 hereof).

     Lessee Property shall have the meaning specified in Section 4.1(c) hereof.

     LIPA shall have the meaning specified in the recitals hereto.

     Net Proceeds shall mean, when used with respect to any insurance proceeds or condemnation award, compensation or damages, the gross amount from any such proceeds, award, compensation or damages less all expenses (including attorneys' fees, adjuster's fees and any expenses of the Agency or the Trustee) incurred in the collection thereof.

     Payment Agreement shall have the meaning specified in the recitals hereto.

     Project shall have the meaning specified in the recitals hereto.

     Prohibited Person shall mean (i) any Person (A) that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the County, or (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that is in default or in breach, beyond any applicable grace period, of its obligations under any written agreement with the Agency or the County, unless such default or breach has been waived in writing by the Agency or the County, as the case may be, and (ii) any Person (A) that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) that directly or indirectly controls, is controlled by, or is under common control with a Person that has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure.

     Security Documents shall mean, collectively and severally, the Company Lease, the Lease Agreement, the Payment Agreement, and the Indenture, together with any and all other agreements or instruments delivered or assigned to the Trustee as security for the payment of the principal of and redemption premium, if any, and interest on the Bonds.


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     Series 2003A Bonds shall mean the $53,275,000 aggregate principal amount of
Industrial  Development  Revenue  Bonds  (KeySpan-Glenwood  Energy  Center,  LLC
Project), Series 2003A of the Agency issued, executed, authenticated and delivered under the Indenture.

     SEQRA shall mean, collectively, the State Environmental Quality Review Act, being Article 8 of the New York State Environmental Conservation Law, and the implementing regulations.

     Trustee shall mean The Bank of New York, in its capacity as Trustee, and its successors in such capacity and its hereafter appointed in the manner provided in the Indenture.

     Section 1.2 Construction. In this Agreement, unless the context otherwise requires:

     (a) The terms "hereby", "hereof", "hereto", "herein", "hereunder" and any similar terms, as used in this Agreement, refer to this Agreement, and the term "hereafter" shall mean after, and the term "heretofore" shall mean before, the date of the execution and delivery of this Agreement.

     (b) Words of the masculine gender shall mean and include correlative words of the feminine and neuter genders and words importing the singular number shall mean and include the plural number and vice versa.

     (c) Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations, limited liability companies and other legal entities, including public bodies, as well as natural persons.

     (d) Any headings preceding the texts of the several Articles and Sections of this Agreement, and any table of contents appended to copies hereof, shall be solely for convenience of reference and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     Section 1.3 Representations and Warranties by Agency. The Agency makes the following representations and warranties:

     (a) The Agency is a corporate governmental agency constituting a body corporate and politic and a public benefit corporation duly organized and existing under the laws of the State, and is authorized and empowered to enter into the transactions contemplated by this Agreement and to carry out its obligations hereunder. By proper action of its members, the Agency has duly authorized the execution and delivery of this Agreement.

     (b) In order to finance a portion of the cost of the Project, the Agency proposes to issue the Series 2003A Bonds in the aggregate principal amount of $53,275,000. The Series 2003A Bonds will mature, bear interest, be redeemable and have the other terms and provisions set forth in the Indenture.

     Section 1.4 Findings by Agency. The Agency, based upon the representations and warranties of the Lessee contained in this Agreement and the information


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contained in the Application,  hereby finds and determines that the financing of a portion of the costs of the Project by the Agency is reasonably necessary to induce the Lessee to proceed with the Project.

     Section 1.5 Representations and Warranties by Lessee. The Lessee makes the following representations and warranties:

     (a) The Lessee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, is not in violation of any provision of its articles of organization or operating agreement, has the power and authority to own its property and assets, to carry on its business as now being conducted by it and to execute, deliver and perform this Agreement. The Lessee is duly qualified to do business in New York.

     (b) The execution, delivery and performance of this Agreement and the other Security Documents to which the Lessee is a party and the consummation of the transactions herein contemplated have been duly authorized by all requisite company action on the part of the Lessee and will not violate any provision of law, any order of any court or agency of government, or the articles of organization or operating agreement of the Lessee, or any indenture, agreement or other instrument to which the Lessee is a party or by which it or any of its property is subject to or bound, or be in conflict with or result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument or result in the imposition of any lien, charge or encumbrance of any nature whatsoever other than Permitted Encumbrances.

     (c) The financial assistance of the Agency in the financing of a portion of the costs of the Project is reasonably necessary to induce the Lessee to proceed with the Project.

     (d) The Project and the operation of the Facility by the Lessee will advance .the Agency's public purposes by promoting employment opportunities and preventing economic deterioration within the County.

     (e) Any costs incurred with respect to that part of the Project paid from the proceeds of the sale of the Series 2003A Bonds shall be capable of being treated on the books of the Lessee as capital expenditures in conformity with generally accepted accounting principles applied on a consistent basis.

     (f) The property included in the Facility is property of the character subject to the allowance for depreciation under Section 167 of the Code.

     (g) No part of the proceeds of the Series 2003A Bonds will be used to finance inventory or will be used for working capital.

     (h) Expenses for supervision by the officers or employees of the Lessee, and expenses for work done by such officers or employees in connection with the Project will be included as a Project Cost only to the extent that such Persons were specifically employed for such particular purpose, the expenses do not exceed the actual cost thereof and are to be treated on the books of the Lessee as a capital expenditure in conformity with generally accepted accounting principles applied on a consistent basis.


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     (i) This Agreement and the other Security  Documents to which the Lessee is a party constitute the legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with their respective terms, except
to  the  extent   enforcement   may  be  limited  by   bankruptcy,   moratorium,
reorganization and other similar laws affecting creditors' rights generally and by application of equitable principles.

     (j) The Facility has been designed, and the operation of the Facility will be, in compliance with all applicable Federal, State and local laws or ordinances (including rules and regulations) relating to zoning, building, safety and environmental quality.

     (k) There is no action or proceeding pending or to the best knowledge of the Lessee threatened by or against the Lessee by or before any court or administrative agency that might adversely affect the ability of the Lessee to perform its obligations under this Agreement and each other Security Document to which the Lessee shall be a party, except as previously disclosed to the Agency, and all authorizations, consents and approvals of governmental bodies or agencies required to be obtained by the Lessee as of the date hereof in connection with the execution and delivery of this Agreement and each other Security Document to which the Lessee shall be a party or in connection with the performance of the obligations of the Lessee hereunder and under each of the Security Documents have been obtained.

     (l) The Lessee shall operate the Facility or cause the Facility to be operated in accordance with this Agreement and as an Approved Facility.

     (m) No part of the proceeds of the Series 2003A Bonds will be used to finance a project where facilities or property that are primarily used in making retail sales to customers who personally visit such facilities constitute more than one third of the total project cost. For purposes of this representation, retail sales shall mean: (i) sales by a registered vendor under article twenty-eight of the New York State Tax Law primarily engaged in the retail sale of tangible personal property, as defined in subparagraph (i) of paragraph four of subdivision (b) of section eleven hundred one of the Tax Law; or (ii) sales of a service to such customers.

     (n) Pursuant to the Company Lease, the Agency has a valid leasehold interest in the Facility.

     (o) The total cost of the Project being funded with the Series 2003A Bonds is at least $$53,275,000, which represents only a portion of the total cost incurred by the Lessee in connection with the Project.

     (p) The Project will not have a "significant effect on the environment" as defined in SEQRA.

     (q) There have been no material changes in the Project since the submittal of the Application by the Lessee and the Agency's adoption of its negative declaration, dated May 29, 2002, pursuant to SEQRA.

     (r) The Application is true, correct and complete.

     (s) Neither the Lessee nor any Affiliate thereof is a Prohibited Person.

     (t) The Project shall not result in the removal of any facility or plant of the Lessee or any other occupant or user of the Project from outside of the County (but within the State) to within the County or in the abandonment of one or more facilities or plants of the Company or any other occupant or user of the Project located within the State but outside of the County.

     (u) No funds of the Agency shall be used in connection with the Project for the purpose of preventing the establishment of an industrial manufacturing plant or for the purpose of advertising or promotional materials which depict elected or appointed government officials in either print or electronic media, nor shall any funds of the Agency be given in connection with the Project to any group or organization which is attempting to prevent the establishment of an industrial or manufacturing plant within the State of New York.

     (v) Not more than one-third of the total cost of the Project is in respect of facilities or property primarily used in making retail sales of goods or services to customers who personally visit such facilities within the meaning of the Act.

     (w) Issuance of the Bonds by the Agency shall result in reduced electrical power rates for the Long Island ratepayers.

                                   ARTICLE II
                                   The Project

Section 2.1                         The Project.
                                    -----------

     (a) The Lessee shall cause to be conveyed to the Agency at the time of the delivery and payment of the Series 2003A Bonds a leasehold interest in the Facility free and clear of all liens, claims, charges, encumbrances, security interests and servitudes other than Permitted Encumbrances, all against payment therefor by the Agency from the proceeds of the Series 2003A Bonds deposited in the Project Fund to the extent permitted in Section 2.2 hereof and Section 6.02 of the Indenture.

     (b) The Lessee shall pay (i) all of the costs and expenses in connection with the preparation of any instruments of conveyance and transfer of the Facility to the Agency, the delivery of any instruments and documents and their filing and recording, if required, (ii) all taxes and charges payable in connection with such conveyance and transfer, or attributable to periods prior to the conveyance and transfer, to the Agency as set forth in Section 2.1(a) hereof, and (iii) all shipping and delivery charges and other expenses or claims incurred in connection with the Project.

     (c) The Lessee covenants that it has obtained all necessary approvals from any and all governmental agencies with respect to the Project and the operation of the Facility, all of which were done in compliance, in all material respects, with all Legal Requirements.

     Section 2.2 Completion by Lessee. The Lessee represents and warrants to the Agency that, as of the Commencement Date, the Project is complete and the Facility is and has been fully operational since June 1, 2002.

     Section 2.3 Issuance of Series 2003A Bonds. Contemporaneously with the execution and delivery of this Agreement, the Agency will sell and deliver the Series 2003A Bonds in the aggregate principal amount of $53,275,000 under and pursuant to the Bond Resolution, authorizing the issuance of the Series 2003A Bonds, and under and pursuant to the Indenture. The proceeds of sale of the Series 2003A Bonds equal to (i) the interest accruing on the Series 2003A Bonds to the date of delivery thereof, if any, shall be deposited in the Interest Account of the Bond Fund, and (ii) the balance of the proceeds shall be deposited in the Project Fund and applied to the payment of Project Costs in accordance with the provisions of the Indenture. Pending such application, amounts in the Project Fund may be invested as provided in the Indenture.

                                  ARTICLE III
                     Lease Of Facility And Rental Provisions

     Section 3.1 Duration of Term. The term of this Agreement shall commence on the date of execution and delivery of this Agreement and shall expire June 1, 2027 or such earlier or later date as this Agreement may be terminated as hereinafter provided. The Agency hereby delivers to the Lessee and the Lessee hereby accepts sole and exclusive possession of the Facility.

     Section 3.2 Lease of the Facility. The Agency hereby leases to the Lessee and the Lessee hereby leases from the Agency the Facility, all for and during the term herein provided and upon and subject to the terms and conditions herein set forth. The Lessee shall during the term of this Agreement occupy, use and operate the Facility, or cause the Facility to be occupied, used and operated, in accordance with the provisions of the Act and for the general purposes specified in the recitals to this Agreement. The Lessee shall not occupy, use or operate the Facility or allow the Facility or any part thereof to be occupied, used or operated for any unlawful purpose or in violation of any certificate of occupancy affecting the Facility or which may constitute a nuisance, public or private, or make void or voidable any insurance then in force with respect thereto.

     Section  3.3       Rental  Provisions;   Pledge  of  Agreement  and  Rents.
                        ------------------------------------------------

     (a) The Lessee covenants to make rental payments which the Agency agrees shall be paid by the Lessee directly to the Trustee on each Lease Rental Payment Date for deposit in the Bond Fund in an amount equal to the sum of (i) with respect to interest due and payable on the Bonds, an amount equal to the interest next becoming due and payable on the Bonds on the immediately succeeding Interest Payment Date, (ii) the principal amount of the Bonds then Outstanding which will become due on the immediately succeeding Interest Payment Date (whether at maturity or by redemption or acceleration as provided in the Indenture), and (iii) the principal of and Redemption Premium, if any, on the Bonds to be redeemed which will become due on the immediately succeeding redemption date together with accrued interest to the date of redemption. The Lessee further agrees to pay such additional amounts as set forth in the Indenture with respect to interest on the Series 2003A Bonds in the event of a Determination of Taxability or an Event of Default.

     (b) Notwithstanding anything in the foregoing to the contrary, if the amount on deposit and available in the Bond Fund is not sufficient to pay the principal of, and Redemption Premium, if any, and interest on the Bonds when due (whether at maturity or by redemption or acceleration or otherwise as provided in the Indenture), the Lessee shall forthwith pay the amount of such deficiency in immediately available funds to the Trustee for deposit in the Bond Fund and such payment shall constitute rental payments under this Section 3.3.

     (c) The Lessee further covenants to make rental payments which shall be paid by the Lessee in immediately available funds directly to the Tender Agent for deposit into the Bond Fund on or prior to each Purchase Date for the Bonds in an amount equal to Purchase Price for such Bonds tendered or deemed tendered for purchase solely to the extent amounts available under any applicable Credit Facility or amounts on deposit in the Purchase Fund shall be insufficient to pay the Purchase Price thereof on a Purchase Date therefor.

     (d) In the event the Lessee should fail to make or cause to be made any of the payments required under the foregoing provisions of this Section, the item or installment not so paid shall continue as an obligation of the Lessee until the amount not so paid shall have been fully paid.

     (e) The Lessee shall have the option to prepay its rental obligation with respect to the Bonds, in whole or in part at the times and in the manner provided in Article VIII hereof as and to the extent provided in the Indenture for redemption of the Bonds. (f) No further rental payments need be made to the Agency during the term of this Agreement when and so long as the amount of cash and/or Government Obligations on deposit in the Bond Fund is sufficient to satisfy and discharge the obligations of the Agency under the Indenture and pay the Bonds as provided in Section 10.01 of the Indenture.

     (g) Pursuant to the Indenture the Agency will pledge and assign to the Trustee as security for the Bonds all of the Agency's right, title and interest in this Agreement (except for the Agency's Reserved Rights), including all rental payments hereunder, and in furtherance of said pledge the Agency will unconditionally assign such rental payments to the Trustee for deposit in the Bond Fund in accordance with the Indenture. The Lessee hereby consents to the above-described lien and security interest, and pledge and assignment of this Agreement.

     (h) The Lessee covenants and agrees that it will comply with the provisions of the Indenture with respect to the Lessee and that the Trustee shall have the power, authority, rights and protections provided in the Indenture. The Lessee further covenants to use its best efforts to cause there to be obtained for the Agency any documents or opinions required of the Agency under the Indenture.

     (i) The Lessee covenants and agrees to provide to the Trustee for deposit into the Rebate Fund sufficient moneys as necessary to meet the Rebate Requirement described in the Tax Certificate.

     (j) The Lessee covenants and agrees to make any and all payments required pursuant to Sections 6.2 and 6.3 hereof.

     Section 3.4 Obligation of Lessee Unconditional. The obligation of the Lessee to pay the rent and all other payments provided for in this Agreement and to maintain the Facility in accordance with Section 4.1 of this Agreement shall be absolute and unconditional, irrespective of any defense or any rights of set-off, recoupment or counterclaim or deduction and without any rights of suspension, deferment, diminution or reduction it might otherwise have against the Agency, the Trustee or the Holder of any Bond and the obligation of the Lessee shall arise whether or not the Project has been completed as provided in this Agreement. The Lessee will not suspend or discontinue any such payment or terminate this Agreement (other than such termination as is provided for hereunder) for any cause whatsoever, and the Lessee waives all rights now or hereafter conferred by statute or otherwise to quit, terminate, cancel or surrender this Agreement or any obligation of the Lessee under this Agreement, or the Facility or any part thereof except as provided in this Agreement, or to any abatement, suspension, deferment, diminution or reduction in the rentals or other payments hereunder.

     Section   3.5      Payment of Purchase Price of Tendered Bonds.
                        -------------------------------------------

     (a) Any payment by the Lessee to the Tender Agent of amounts necessary to pay the Purchase Price of the Bonds pursuant to the Indenture shall be in immediately available funds and paid to the Tender Agent at its principal corporate trust office on the dates set forth in the Indenture.

     (b) The Lessee hereby approves and agrees to be bound by the provisions of the Indenture regarding the purchase, offer, sale and delivery of the Bonds required to be tendered for purchase thereunder. The Lessee shall have all of the rights and obligations provided in the Indenture with respect to the Lessee in connection with such transactions and the appointment of the Tender Agent and the Remarketing Agent thereunder. The Agency shall have no obligation or responsibility with respect to the purchase of the Bonds or any related arrangements, except that the Agency at the expense of the Lessee shall cooperate in the making of any such arrangements.

     Section 3.6        Credit Facility.
                        ---------------

     (a) On the first date that the Bonds bears interest at a rate other than a Term Rate or a Fixed Rate, the Lessee will cause to be delivered to the Trustee the Credit Facility and other necessary documents or opinions related thereto referred to in the Indenture. The Lessee hereby authorizes and directs the Trustee to draw moneys under the Credit Facility that may at the time be in effect with respect to the Bonds in accordance with its terms and the provisions of the Indenture to the extent necessary to (i) make payments of the principal of, redemption premium (if any, and only to the extent provided for in such Credit Facility) and interest on the Bonds as and when the same become due, and
(ii) pay the Purchase Price required to be paid pursuant to the Indenture as and when the same become due.

     (b) The Lessee shall have the option to terminate, modify, extend or otherwise reduce the coverage of the Credit Facility or to replace the Credit Facility with an Alternate Credit Facility as provided in the Indenture. So long as a Series of Bonds bears interest at a Term Rate or a Fixed Rate, the Lessee shall not be required to provide or maintain a Credit Facility with respect to the Bonds.

     (c) If at any time (i) there shall have been delivered to the Trustee an Alternate Credit Facility with respect to the Bonds, together with the documents and opinions required by the Indenture, or (ii) the Lessee shall give written instructions to the Trustee to terminate the then existing applicable Credit Facility, then the Trustee shall promptly surrender the same to the issuer thereof for cancellation, in accordance with the terms of such Credit Facility and the Indenture.

     (d) Notwithstanding any other provision of this Section 3.6, the Lessee shall not pledge, or otherwise grant a lien on or security interest in, any cash, security or other assets (other than the Bonds) as security for the issuer of the Credit Facility unless the Lessee furnishes to the Agency and Trustee a Favorable Opinion of Bond Counsel as to such pledge, lien or other security interest.

     (e) So long as a Credit Facility shall remain in effect, the principal of and interest on the Bonds shall be paid in the first instance from proceeds of draws under the Credit Facility and second from any amounts payable by the Lessee, and any available moneys representing the payments by the Lessee and other amounts referred to in Section 3.3 shall at the direction of the Lessee be used to reimburse the Credit Facility Provider for such draws as provided in the Indenture and payments of the Purchase Price of the Bonds shall be paid from remarketing proceeds and, if necessary, from the proceeds of draws under the Credit Facility and any available moneys representing payments by the Lessee and other amounts referred to in Section 3.3(c) shall at the direction of the Lessee be used to reimburse the Credit Facility Provider for such draws as provided in the Indenture.

                                   ARTICLE IV
           Maintenance, Taxes, Payments In Lieu Of Taxes And Insurance

     Section 4.1        Maintenance, Alterations and Improvements.
                        -----------------------------------------

     (a) During the term of this Agreement, the Lessee will keep the Facility in good and safe operating order and condition, ordinary wear and tear excepted, will occupy, use and operate the Facility in the manner for which it was designed and intended and contemplated by this Agreement, and will make all replacements, renewals and repairs thereto (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen) reasonably necessary to ensure that the security for the Bonds shall not be materially impaired. All replacements, renewals and repairs shall be substantially equal in quality, class and value to the original work and be made and installed in compliance with the requirements of all governmental bodies. The Agency shall be under no obligation to replace, service, test, adjust, erect, maintain or effect replacements, renewals or repairs of the Facility, to effect the replacement of any inadequate, obsolete, worn-out or unsuitable parts of the Facility, or to furnish any utilities or services for the Facility and the Lessee hereby agrees to assume full responsibility therefor.

     (b) The Lessee shall have the privilege of making such alterations of or additions to the Facility or any part thereof from time to time as it in its discretion may determine to be desirable for its uses and purposes, provided that (i) the fair market value of the Facility is not reduced below its value immediately before such alteration or addition and the usefulness, structural integrity or operating efficiency of the Facility is not substantially impaired,
(ii) such additions or alterations are effected with due diligence, in a good and workmanlike manner and in compliance, in all material respects, with all applicable Legal Requirements, (iii) such additions or alterations to the Facility are promptly and fully paid for by the Lessee in accordance with the terms of the applicable contract(s) therefor, and in order that the Facility shall at all times be free of any mortgage, lien, charge, encumbrance, security interest or claim other than Permitted Encumbrances, and (iv) such additions or alterations do not substantially change the nature of the Facility so that it would not constitute a qualified "project" as defined in and as contemplated by the Act. All such alterations of and additions to the Facility shall constitute a part of the Facility, subject to this Agreement, and the Indenture, and the Lessee shall deliver or cause to be delivered to the Agency appropriate documents as may be reasonably necessary to convey a leasehold interest in such property to the Agency and to subject such property to this Agreement and the lien and security interest of the Indenture, free and clear of all liens, charges, encumbrances, security interests or claims other than Permitted Encumbrances.

     (c) The Lessee shall have the right to install or permit to be installed at the Facility, machinery, equipment and other personal property not constituting part of the Facility (the "Lessee's Property") without conveying a leasehold interest in such property to the Agency nor subjecting such property to this Agreement. The Agency shall not be responsible for any loss of or damage to the Lessee's Property. The Lessee shall have the right to create or permit to be created any mortgage, encumbrance, lien or charge on, or conditional sale or other title retention agreement with respect to, the Lessee's Property.

     (d) The Lessee shall not create, permit or suffer to exist any mortgage, encumbrance, lien, security interest, claim or charge against the Facility or any part thereof, or the interest of the Lessee in the Facility or this Agreement except for Permitted Encumbrances.

        Section 4.2     Removal of Property of the Facility.
                        -----------------------------------

     (a) The Lessee shall have the privilege from time to time of removing from the Facility any fixture constituting part of the Facility (the "Existing Facility Property") and thereby acquiring such Existing Facility Property, provided that:

          (i) such Existing Facility Property is substituted or replaced by property (A) having equal or greater fair market value, operating efficiency and/or utility and (B) being free of all mortgages, liens, charges, encumbrances, claims and security interests other than Permitted Encumbrances; or

          (ii) if such Existing Facility Property is not to be substituted or replaced by other property but is instead to be sold, scrapped, traded-in or otherwise disposed of in an arms'-length bona fide transaction for consideration in excess of $100,000, the Lessee shall pay to the Trustee for deposit in the Redemption Account of the Bond Fund the amounts derived from such sale or scrapping, the trade-in value credit received or the proceeds received from such other disposition if the Bonds are subject to optional redemption;

provided, however, no such removal as set forth in paragraph (i) or (ii) above shall be effected if (w) such removal would change the nature of the Facility so it would not constitute an Approved Facility, (x) such removal would impair the usefulness, structural integrity or operating efficiency of the Facility, (y) such removal would reduce the fair market value of the Facility below its value immediately before such removal (except by the amount deposited in the Redemption Account of the Bond Fund pursuant to paragraph (ii) above), or (z) if there shall exist and be continuing an Event of Default hereunder. Any amounts received pursuant to paragraph (ii) above which are not in excess of $100,000 shall be retained by the Lessee.

     (b) The Lessee shall deliver or cause to be delivered to the Agency and the Trustee appropriate documents conveying to the Agency a leasehold interest in any property installed or placed upon the Facility pursuant to Section 4.2(a)
(i) hereof and subjecting such substitute or replacement property to this Agreement, and upon written request of the Lessee, the Agency shall deliver to the Lessee, within sixty (60) days after receipt of such written report, appropriate documents to terminate the Agency's leasehold interest in any property removed from the Facility pursuant to Section 4.2(a) hereof. The Lessee agrees to pay all costs and expenses (including reasonable counsel fees and disbursements) incurred in subjecting to this Agreement of any property installed or placed at Facility as part of the Facility pursuant to this Section 4.2.

     (c) The removal from the Facility of any Existing Facility Property pursuant to the provisions of Section 4.2(a) hereof shall not entitle the Lessee to any abatement or reduction in the rentals and other amounts payable by the Lessee under this Agreement.

     Section 4.3     No Exemption From Real Estate Taxes.
                     -----------------------------------

     (a) It is recognized that under the provisions of the Act, the Agency is required to pay no real estate taxes upon any of the property acquired by it or under its jurisdiction or control or supervision or upon its activities. Notwithstanding the foregoing, neither the Lessee nor any of its Affiliates shall claim exemption from such real estate taxes by virtue of the Agency's leasehold interest in the Facility.

     (b) In the event the Facility is exempt from real estates taxes solely due to the Agency's leasehold interest in the Facility, the Lessee shall pay all real estate taxes to the appropriate taxing authorities that would otherwise be imposed on the Facility if the Agency had no leasehold interest in the Facility.

     (c) Nothing in this Section 4.3 shall be construed (i) to limit, amend or modify any exemption that the Lessee, the Facility or LIPA may otherwise be entitled to for any reason other than the Agency's involvement with the Facility, or (ii) to limit or impair the Lessee's or LIPA's rights, to the extent permitted by law, to obtain reductions in the valuation of the Facility or the right to obtain exemptions (and discounts, if any) therefrom and to seek to obtain a refund of any such payments made.

     (d) The Lessee may, at its sole cost and expense, contest in good faith the validity, existence or imposition of real estate taxes on the Facility if (i) such contest shall not result in the Facility or any part of any thereof or interest therein being in any danger of being sold, forfeited or lost, (ii) such contest shall not result in the Lessee, the Agency, or the Trustee being in any danger of any civil or any criminal liability other than normal accrual of interest, for failure to comply therewith, and (iii) the Lessee shall have furnished such security, if any, as may be reasonably requested by the Agency or the Trustee to protect the security intended to be offered by the Security Documents.

     Section 4.4        Taxes, Assessments and Charges.
                        ------------------------------

     (a) The Lessee shall pay when the same shall become due all taxes and assessments, general and specific, if any, levied and assessed upon or against the Facility, this Agreement, any estate or interest of the Agency or the Lessee in the Facility, or the rentals hereunder during the term of this Agreement, and all water and sewer charges, special district charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, ordinary or extraordinary, under any present or future law, and charges for public or private utilities or other charges incurred in the occupancy, use, operation, maintenance or upkeep of the Facility, all of which are herein called "Impositions". The Agency shall promptly forward to the Lessee any notice, bill or other statement received by the Agency concerning any Imposition. The Lessee may pay any Imposition in installments if so payable by law, whether or not interest accrues on the unpaid balance.

     (b) In the event the Facility is exempt from Impositions solely due to the Agency's leasehold interest in the Facility, the Lessee shall pay all Impositions to the appropriate taxing authorities equivalent to the Impositions which would have been imposed on the Facility if the Agency had no leasehold interest in the Facility.

     Section 4.5        Insurance.
                        ---------

     (a) At all times throughout the term of this Agreement, including without limitation during any period of construction or reconstruction of the Facility, the Lessee shall maintain general liability (naming the Agency as an additional insured), property damage and worker's compensation insurance, against such risks, loss, damage and liability (including liability to third parties) and for such amounts as are customarily insured against by other entities of like size and type as that of the Lessee. Such insurance coverage is subject to the reasonable approval of the Agency from time to time taking into account the financial wherewithal of Guarantor (on a consolidated basis).

     (b) Concurrently with the original issuance of the Series 2003A Bonds, the Lessee shall deliver or cause to be delivered to the Agency and the Trustee the following documents evidencing compliance with this Section 4.5: (i) on or prior to the execution and delivery of this Agreement, (A) a broker's certificate of coverage, and (B) certificate of liability insurance, evidence of property insurance, and certificates or other evidence of other required insurance, and,
(ii) as soon as practicable thereafter, duplicate copies of insurance policies and/or binders. At least seven (7) Business Days prior to the expiration of any such policy, the Lessee shall furnish the Agency and the Trustee with evidence that such policy has been renewed or replaced or is no longer required by this Agreement.

     (c) The Lessee shall, at its own cost and expense, make all proofs of loss and take all other steps necessary or reasonably requested by the Agency or the Trustee to collect from insurers for any loss covered by any insurance required to be obtained by this Section 4.5. The Lessee shall not do any act, or suffer or permit any act to be done, whereby any insurance required by this Section 4.5 would or might be suspended or impaired.

     (d) THE AGENCY DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE REFERRED TO HEREIN, WHETHER IN SCOPE OR COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE BUSINESS OR INTEREST OF THE LESSEE OR ANY AFFILIATE THEREOF.

     Section 4.6 Advances by Agency or the Trustee. In the event the Lessee fails to make any payment or perform or observe any obligation required of it under this Agreement, the Agency or the Trustee, after first affording ten (10) days notice notifying the Lessee of any such failure on its part, upon notice by the Agency or the Trustee (except if any emergency condition shall exist) may (but shall not be obligated to), and without waiver of any of the rights of the Agency or the Trustee under this Agreement, the Indenture or any other Security Documents, make such payment or otherwise cure any failure by the Lessee to perform and observe its other obligations hereunder. All amounts so advanced therefor by the Agency or the Trustee shall become an additional obligation of the Lessee to the Agency or the Trustee, which amounts, together with interest thereon at the rate of the Trustee's "prime rate" plus four percent (4%) per annum from the date advanced, the Lessee will pay upon demand therefor by the Agency or the Trustee. Any remedy herein vested in the Agency or the Trustee for the collection of the rental payments or other amounts due hereunder shall also be available to the Agency or the Trustee for the collection of all such amounts so advanced.

     Section 4.7        Compliance with Law.
                        -------------------

     (a) The Lessee shall not use or occupy, and will not permit any use or occupancy of, the Facility, or any part thereof, in violation of any applicable Legal Requirements. The Lessee shall, throughout the term of this Lease Agreement and at its sole cost and expense, promptly observe and comply with all material Legal Requirements, and shall observe and comply with all conditions, requirements, and schedules necessary to preserve and extend all rights, licenses, permits (including without limitation zoning variances, special exception and non-conforming uses), privileges, franchises and concessions. The Lessee shall not, without the prior written consent of the Agency, initiate, join in or consent to any private restrictive covenant, private zoning ordinance, or other private restrictions, limiting or defining the uses which may be made of the Facility or any part thereof.

     (b) The Lessee may contest in good faith the validity, existence or applicability of any of the foregoing if (i) such contest shall not result in the Facility or any part of any thereof or interest therein being in any danger of being sold, forfeited or lost, (ii) such contest shall not result in the Lessee, the Agency, or the Trustee being in any danger of any civil or any criminal liability other than normal accrual of interest, for failure to comply therewith, and (iii) the Lessee shall have furnished such security, if any, as may be reasonably requested by the Agency, or the Trustee to protect the security intended to be offered by the Security Documents.

                                   ARTICLE V
                      Damage, Destruction And Condemnation

     Section 5.1        Damage, Destruction and Condemnation.
                        ------------------------------------

     (a) In the event that at any time during the term of this Agreement the whole or substantially all of the Facility shall be damaged or destroyed, or taken or condemned by a competent authority for any public use or purpose, or by agreement between the Agency and those authorized to exercise such right, or if the temporary use of the Facility shall be so taken by condemnation or agreement (a "Loss Event"):

          (i) the Agency shall have no obligation to rebuild, replace, repair or restore the Facility,

          (ii) there shall be no abatement, postponement or reduction in the rent or other amounts payable by the Lessee under this Agreement, and

          (iii) the Lessee will promptly give written notice of such Loss Event to the Agency and the Trustee, generally describing the nature and extent thereof.

     (b) Upon the occurrence of a Loss Event, the Lessee shall either:

          (i) at its own cost and expense, promptly and diligently rebuild, replace, repair or restore the Facility to substantially its condition immediately prior to the Loss Event, or to a condition of at least equivalent value, operating efficiency and function, and the Lessee shall not by reason of payment of any such excess costs be entitled to any reimbursement from the Agency, the Trustee or any Bondholder, nor shall the rent or other amounts payable by the Lessee under this Agreement be abated, postponed or reduced, or

          (ii) if, to the extent and upon the conditions permitted to do so under Section 8.1 hereof and under the Indenture, exercise its option to terminate the Agency's leasehold interest in the Facility and make advance rental payments to redeem the Bonds in whole.

Not later than ninety (90) days after the occurrence of a Loss Event, the Lessee shall advise the Agency and the Trustee in writing of the action to be taken by the Lessee under this Section 5.1(b), a failure to so timely notify being deemed an election in favor of subdivision (i) above to be exercised in accordance with the provisions of clause (i) above.

     (c) All such rebuilding, replacements, repairs or restorations shall

          (i) automatically be deemed a part of the Facility and leased by the Agency and be subject to this Agreement, the Company Lease and the Indenture,

          (ii) not change the nature of the Facility as an Approved Facility, and

          (iii) be effected with due diligence in a good and workmanlike manner, in compliance, in all material respects, with all applicable Legal Requirements and be promptly and fully paid for by the Lessee in accordance with the terms of the applicable contract(s) therefore.

     (d) Pending the disbursement or transfer thereof, the Net Proceeds in the Renewal Fund shall be applied and may be invested as provided in the Indenture.

     (e) The Agency, the Trustee and the Lessee shall cooperate and consult with each other in all matters pertaining to the settlement, compromising, arbitration or adjustment of any claim or demand on account of any Loss Event, and the settlement, compromising, arbitration or adjustment of any such claim or demand shall be subject to the written approval of the Lessee (such approval not to be unreasonably withheld).

     (f) If all or substantially all of the Facility shall be taken or condemned, or if the taking or condemnation renders the Facility unsuitable for use by the Lessee as contemplated hereby, the Lessee shall exercise its option to terminate the Agency's leasehold interest in the Facility pursuant to Section
8.1 hereof, and the amount of the Net Proceeds so recovered shall be transferred from the Renewal Fund and deposited in the Redemption Account of the Bond Fund, and the Lessee shall thereupon pay to the Trustee for deposit in the Redemption Account of the Bond Fund an amount which, when added to any amounts then in the Bond Fund and available for that purpose, shall be sufficient to retire and redeem the Bonds in whole at the earliest possible date (including, without limitation, principal and interest to the maturity or redemption date and redemption premium, if any), and to pay the expenses of redemption, the fees and expenses of the Agency, the Bond Registrar, the Trustee and the Paying Agents, together with all other amounts due under the Indenture, the Tax Certificate and under this Agreement, and such amount shall be applied, together with such other available moneys in such Bond Fund, if applicable, to such redemption or retirement of the Bonds on said redemption or maturity date.

     (g) The Lessee shall be entitled to any insurance proceeds or condemnation award, compensation or damages attributable to the Lessee's Property.

     (h) The Lessee hereby waives the provisions of Section 227 of the New York Real Property Law or any law of like import now or hereafter in effect.

                                   ARTICLE VI
                              Particular Covenants

     Section 6.1 Restrictions on Lessee. The Bonds will be payable by the Agency as to principal, interest and redemption premium, if any, out of the revenue derived from the leasing of the Facility, including all revenues and rental income derived from or in connection with the Facility and moneys received under this Agreement, and the parties hereto understand that the purchasers of the Bonds will make their purchase in reliance in part upon the credit and financial condition of the Lessee. Except as provided in this Section 6.1, the Lessee agrees that at all times during the term of this Agreement it will (i) maintain its existence, (ii) continue to be a limited liability company subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business in the State, (iii) not sell, transfer, pledge or otherwise encumber all or substantially all of the assets which constitute the Facility, (iv) not liquidate, wind-up or dissolve or otherwise dispose of all or substantially all of its property, business or assets remaining after the execution and delivery of this Agreement and (v) not consolidate with or merge into another entity or permit one or more entities to consolidate with or merge into it. The Lessee may, however, without violating the foregoing, consolidate with or merger into another entity or permit one or more other entities to consolidate with or merge into it, or sell by public offering or otherwise transfer all or substantially all of its property, business or assets to another such entity (and thereafter liquidate, wind-up or dissolve or not, as the Lessee may elect) if (i) the Lessee is the surviving, resulting or transferee entity, as the case may be, and the resulting entity has a net worth at least equal to that of the Lessee prior to such merger or consolidation or otherwise acceptable to a majority in interest of the Bondholders Outstanding, or (ii) in the event that the Lessee is not the surviving, resulting or transferee entity, as the case may be, such entity (A) is a solvent entity subject to service of process in the State and either organized under the laws of the State, or organized under the laws of any other state of the United States and duly qualified to do business in the State, (B) assumes in writing all of the obligations of the Lessee contained in this Agreement and all other Security Documents to which the Lessee shall be a party, and (1) in the Opinion of Counsel, (x) such entity shall be bound by all of the terms applicable to the Lessee of this Agreement and all other Security Documents to which the predecessor Lessee shall have been a party, and (y) such action does not legally impair the security for the Holders of the Bonds afforded by the Security Documents, and (2) in the Opinion of Nationally Recognized Bond Counsel, such merger, consolidation, sale or transfer will not cause the interest on the Bonds to become includable in gross income for Federal income tax purposes, and (C) has a net worth (as determined in accordance with generally accepted accounting principles after the merger, consolidation, sale or transfer at least equal to that of the Lessee immediately prior to such merger, consolidation, sale or transfer or otherwise acceptable to a majority in interest of the Bondholders Outstanding. The Lessee further represents, covenants and agrees that it is and through the term of the Lease Agreement will (y) continue to be duly qualified to do business in the State and that any company succeeding to its rights under this Agreement shall be duly qualified to do business in the State, and (z) not constitute a Prohibited Person.

     Section 6.2 Indemnity. (a) The Lessee shall at all times indemnify, defend (with counsel selected by the Agency and reasonably approved by the Lessee), protect and hold the Agency, and any director, member, officer, employee, servant, agent (excluding for this purpose the Lessee, which is not obligated hereby to indemnify its own employees, affiliated companies or affiliated individuals) thereof and persons under the Agency's control or supervision, the Trustee, the Bond Registrar and the Paying Agents (collectively, the "Indemnified Parties") harmless of, from and against any and all claims (whether in tort, contract or otherwise), taxes (of any kind and by whomsoever imposed), demands, penalties, fines, liabilities, lawsuits, actions, proceedings, settlements, reasonable costs and expenses (collectively, "Claims") of any kind for losses, damage, injury and liability (collectively, "Liability") of every kind and nature and however caused, arising during the period commencing from March 21, 2002, the date on which the Lessee submitted to the Agency its application for financial assistance, and continuing until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by the Indemnified Party relating to the enforcement of the provisions herein specified, other than, with respect to any Indemnified Party, losses arising from the gross negligence or willful misconduct of such Indemnified Party, arising upon or about the Facility or resulting from, arising out of, or in any way connected with:

          (i) the financing of the costs of the Project and the marketing, issuance, sale and remarketing of the Bonds for such purpose,

          (ii) the planning, design, acquisition, site preparation, construction, renovation, equipping, installation or completion of the Project or any part thereof or the effecting of any work done in or about the Facility, or any defects (whether latent or patent) in the Facility,

          (iii) the maintenance, repair, replacement, restoration, rebuilding, upkeep, use, occupancy, ownership, leasing, subletting or operation of the Facility or any portion thereof,

          (iv) the execution and delivery by the Indemnified Party, the Lessee or any other Person of, or performance by the Indemnified Party, the Lessee or any other Person, as the case may be, of, any of their respective obligations under, this Agreement, the Indenture or any other Security Document, or other document or instrument delivered in connection herewith or therewith or the enforcement of any of the terms or provisions hereof or thereof or the transactions contemplated hereby or thereby,

          (v) any injury to any Person or the personal property of any Person in or on the premises of the Facility,

          (vi) any imposition arising from, burden imposed by, violation of, or failure to comply with any Legal Requirement,

          (vii) any damage or injury to the person or property of (A) the Lessee or (B) any other Person or their respective officers, directors, officials, partners, members, employees, attorneys, agents or representatives, or persons under the control or supervision of the Lessee, or (C) any other Person who may be in or about the premises of the Facility,

          (viii) the presence, disposal, release, or threatened release of any Hazardous Materials (as hereinafter defined) that are on, from, or affecting the Facility; any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to such Hazardous Materials; any lawsuit brought or threatened, settlement reached, or government order relating to such Hazardous Materials, and/or any violation of Legal Requirements, including demands of government authorities, or any policies or requirements of the Agency or the Trustee, which are based upon or in any way related to such Hazardous Materials including, without limitation, reasonable attorney and consultant fees and expenses, investigation and laboratory fees, court costs, and litigation expenses, or

          (ix) any Claim commenced against an Indemnified Party, or other action or proceeding taken by an Indemnified Party, in any case with respect to any of the matters set forth in subparagraphs (i) through (viii) of this
     Section 6.2(a),

          Such indemnification set forth above shall be binding upon the Lessee for any and all Claims set forth herein and shall survive the termination of this Agreement.

     (b) The Lessee releases each Indemnified Party from, and agrees that no Indemnified Party shall be liable for, any Claims or Liability incurred as a result of action taken by such Indemnified Party with respect to any of the matters set forth in subdivision (i) through (ix) of Section 6.2(a) hereof, excluding any Claims or Liability, arising from or incurred as a result of the gross negligence or willful misconduct of such Indemnified Party, or at the direction of the Lessee or any other obligor under any of the Security Documents with respect to any of such matters above referred to. An Indemnified Party shall promptly notify the Lessee in writing of any claim or action brought against such Indemnified Party in which indemnity may be sought against the Lessee pursuant to this Section 6.2; such notice shall be given in sufficient time to allow the Lessee to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of the Lessee under this
Section 6.2 if (x) the Indemnified Party shall not have had knowledge or notice of such claim or action, or (y) the Lessee's ability to defend such claim or action shall not thereby be materially impaired. In the event, however, that (i) the Indemnified Party shall not have timely notified the Lessee of any such claim or action, (ii) the Lessee shall not have knowledge or notice of such claim or action, and (iii) the Lessee's ability to defend or participate in such claim or action is materially impaired by reason of not having received timely notice thereof from the Indemnified Party, then the Lessee's obligation to so defend and indemnify shall be qualified to the extent (and only to the extent) of such material impairment.

     (c) (i) In addition to and without limitation of any other representations, warranties and covenants made by the Lessee under this Agreement, the Lessee further represents, warrants and covenants that the Lessee has not used Hazardous Materials on, from, or affecting the Facility in any manner that violates any material, applicable Legal Requirements governing the use, storage, treatment, transportation, manufacture, refinement, handling, production or disposal of Hazardous Materials, and except as provided in Schedule A-3 hereto, that, to the best of the Lessee's knowledge, prior existing conditions at the Facility Realty have been accurately described in the Environmental Assessment Report, dated November 13, 2001, a copy of which was previously provided by the Company to the Agency.

     (ii) Without limiting the foregoing, the Lessee shall not cause or permit the Facility or any part thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose, transfer, produce or process Hazardous Materials, in violation of any applicable Legal Requirements, and Lessee shall use best efforts to ensure compliance with all material applicable Legal Requirements regarding any release of Hazardous Materials onto the Facility or onto any other property.

     (iii) Except as provided in Schedule A-3 hereto, the Lessee shall comply with and shall use best efforts to ensure compliance, in all material respects, by all occupants and users of the Facility with all material applicable Legal Requirements, whenever and by whomever triggered, and shall obtain and comply with, and shall use best efforts to ensure that all occupants and users of the Facility obtain and comply with, any and all approvals, registrations or permits required thereunder; provided, however, that if any such occupant or user shall be an Affiliate of the Lessee, the obligations of the Lessee with respect to such Persons shall be absolute and not limited to best efforts.

     (iv) The Lessee shall conduct and complete all investigations, studies, sampling, and testing, and all remediation, removal and other actions required by the applicable governmental authority or agency to clean up and remove Hazardous Materials, on, from, or affecting the Facility in accordance with requirements established by such governmental authority or agency.

For purposes of this Section 6.2, the term "Hazardous Materials" includes, without limit, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, hazardous or toxic substances, or related materials defined in, and to the extent prohibited by, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Sections 9601, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Sections 5101, et seq.), the Resource Conservation and Recovery Act, as amended (42 U.S.C. Sections 6901, et seq.), and in the regulations adopted and publications promulgated pursuant thereto, or any other federal, state or local environmental law, ordinance, rule, or regulation.

     (d) The indemnifications and protections set forth in this Section 6.2 shall be extended, with respect to each Indemnified Party, to its members, directors, officers, employees, agents (other than the Lessee) and servants and persons under its control or supervision.

     (e) To effectuate the purposes of this Section 6.2, the Lessee will provide for and insure, in the public liability policies required in Section 4.5 hereof, not only its own liability in respect of the matters therein mentioned but also the liability pursuant to this Section 6.2 (excluding, however, those obligations of the Lessee (1) requiring payment of taxes, (2) set forth in
Section 6.2(a)(i) or (iv) hereof and (3) under Section 6.2(a)(viii) hereof to the extent not available to the Lessee at commercially reasonable rates). Anything to the contrary in this Agreement notwithstanding, the covenants of the Lessee contained in this Section 6.2 shall remain in full force and effect after the termination of this Agreement until the later of (i) the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and (ii) payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by the Indemnified Party relating to the enforcement of the provisions herein specified.

     (f) For the purposes of this Section 6.2, the Lessee shall not be deemed an employee, agent or servant of the Agency or a person under the Agency's control or supervision.

     (g) The provisions of this Section 6.2 shall be in addition to any and all other obligations and liabilities the Lessee may have to any Indemnified Party in any other agreement or at common law, and shall survive the termination of this Agreement.

     Section 6.3 Compensation and Expenses of Trustee, Bond Registrar, Paying Agents and Agency. The Lessee shall, to the extent not paid out of the proceeds of the Bonds as financing expenses, pay the following annual fees, charges and expenses and other amounts (i) the initial and annual fees of the Trustee for the ordinary services of the Trustee rendered and its ordinary expenses incurred under the Indenture, including fees and expenses as Bond Registrar and in connection with preparation of new Bonds upon exchanges or transfers or making any investments in accordance with the Indenture, (ii) the reasonable fees and charges of the Trustee and any Paying Agents on the Bonds for acting as paying agents as provided in the Indenture, (iii) the reasonable fees and charges of the Trustee for extraordinary services rendered by it and extraordinary expenses incurred by it under the Indenture, including reasonable counsel fees, and (iv) the fees, costs and expenses of the Bond Registrar, and the fees, costs and expenses (including legal, accounting and other administrative expenses) of the Agency. The Lessee shall further pay the reasonable fees, costs and expenses of the Agency together with any reasonable fees and disbursements incurred by the Agency's Bond Counsel and General Counsel in performing services for the Agency in connection with this Agreement or the Indenture or any other Security Document.

     On the Commencement Date, the Lessee shall pay to the Agency, the Agency's fees pursuant to the application for financial assistance filed by or on behalf of the Lessee with the Agency. In addition, the Lessee agrees to pay, as an annual administrative servicing fee to the Agency, the amount of $1,000 (as adjusted by the Agency from time to time to account for inflation) payable initially on the sale and delivery by the Agency of the Series 2003A Bonds and on every January 1 until the termination of this Agreement.

     In addition, the Lessee shall pay to the New York State Department of Taxation and Finance the bond issuance charge required pursuant to Section 2976 of the Public Authorities Law.

     Section 6.4 Retention of Agency's Leasehold Interest in Facility; Grant of Easements; Release of Certain Portions of Facility. The Agency shall not sell, assign, encumber (other than Permitted Encumbrances), convey or otherwise dispose of the Facility or any part thereof or interest therein during the term of this Agreement, except as set forth below and in Sections 4.2 and 7.2 hereof, without the prior written consent of the Lessee and the Trustee and any purported disposition without such consent shall be void.

     Notwithstanding any other provision of this Agreement, so long as there exists no Event of Default hereunder, and with the prior written consent of the Trustee, the Lessee may from time to time request in writing to the Agency the release of and removal from this Agreement and the leasehold estate created hereby of any part of the Facility not required for the Lessee's operation provided that such release and removal will not adversely affect the use or operation of the Facility. Upon any such request by the Lessee, the Agency shall, at the reasonable sole cost and expense of the Lessee, execute and deliver and cause and direct the Trustee to execute and deliver any and all instruments necessary or appropriate to so release and remove such portion of the Facility and terminate the Agency's leasehold interest therein, subject to the following: (a) any liens, easements, encumbrances and reservations to which the Agency's leasehold interest was subject at the time of recording of this Agreement; (b) any liens, easements and encumbrances created at the request of the Lessee or to the creation or suffering of which the Lessee consented; (c) any liens and encumbrances or reservations resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement; (d) Permitted Encumbrances (other than the lien of this Agreement);
(e) any liens for taxes or assessments not then delinquent and (f) Lessee shall provide the Agency with a Favorable Opinion of Bond Counsel as to such release.

     No conveyance or release effected under the provisions of this Section 6.4 shall entitle the Lessee to any abatement or diminution of the rents payable under Section 3.3 hereof or the other payments required to be made by the Lessee under this Agreement.

     Section 6.5        Lessee's Covenant as to Tax Exemption.
                        -------------------------------------

     (a) The Lessee covenants to comply with each requirement of the Code necessary to maintain the exclusion of interest on the Bonds from gross income for federal income tax purposes pursuant to Section 103 of the Code. In furtherance of the covenant contained in the preceding sentence, the Lessee agrees to comply with the provisions of the Tax Certificate as a source of guidance for complying with the Code.

     (b) The Lessee covenants that it will not take any action or fail to take any action with respect to the Bonds which would cause such Bonds to be "arbitrage bonds", within the meaning of such term as used in Section 148 of the Code and the regulations promulgated thereunder, as amended from time to time.

     (c) The Lessee agrees that it shall promptly pay to the Trustee, as additional sums under this Agreement, the amount of any Rebate Requirement, as defined in the Tax Certificate the Agency is obligated to pay to the United States Department of the Treasury.

     (d) The obligation of the Lessee to make the payments provided for in this Section shall be absolute and unconditional, and the failure of the Agency, the Trustee or any other Person to execute or deliver or cause to be executed or delivered any documents or to take any action required under this Agreement or otherwise shall not relieve the Lessee of its obligation under this Section.

     (e) Notwithstanding any other provision of the Indenture or this Agreement to the contrary, so long as necessary in order to maintain the exclusion of interest on the Bonds from gross income for federal income tax purposes, the covenants contained in this Section shall survive the discharge and satisfaction of the Bonds (in accordance with Section 10.01 of the Indenture) and the term of this Agreement.

     (f) The Lessee will not use any of the funds provided by the Agency hereunder, or any other funds, nor will it permit any of the funds provided by Agency hereunder, or any other funds, to be used in a manner which would impair the exclusion of the interest on the Bonds from gross income for federal income tax purposes. In furtherance of this covenant the Lessee agrees to comply with the terms of the Tax Certificate executed by the Lessee in connection with the issuance of the Bonds.

     (g) The Lessee agrees that none of the proceeds of the Bonds shall at any time be used directly or indirectly for any purpose which would cause any component of the Project to be financed with proceeds of the Bonds to become a facility that is not an Approved Facility.

     (h) Neither the Lessee nor any related party within the meaning of Treasury Regulation Section 1.150-1(b) shall purchase Bonds in an amount related to the amount of the proceeds of the Bonds provided to the Lessee by the Agency under this Agreement.

     (i) The representations, warranties, covenants and statements of expectation of the Lessee set forth in the Tax Certificate (including the exhibits and other attachments thereto) are hereby incorporated in this Agreement as though fully set forth herein.

     Section 6.6        Financial Statements; No-Default Certificates.
                        ---------------------------------------------

     (a) The Lessee agrees to furnish to the Agency, and to the Trustee, (i) as soon as available and in any event within one hundred-twenty (120) days after the close of each fiscal year of the Lessee, a copy of the annual unaudited financial statements of the Lessee, including balance sheets as at the end of such year, and the related statements of income, balances, earnings, retained earnings and changes in financial position for such fiscal year, prepared in accordance with generally accepted accounting principles and practices, and (ii) upon request of the Agency and as soon as thereafter available after the close of each of the first three quarters of each fiscal year of the Lessee, a copy of the unaudited consolidated financial statements of the Lessee, including balance sheets as at the end of such quarter, and the related statements of income, balances, earnings, retained and changes in financial position for such quarter, prepared in accordance with generally accepted accounting principles and practices, certified by a member of the Lessee.

     (b) The Lessee shall deliver to the Agency and to the Trustee with each delivery of annual unaudited financial statements required by Section 6.6(a)(i) hereof, (i) a certificate of an Authorized Representative of the Lessee as to whether or not, to the best of its knowledge after due and diligent inquiry, as of the close of such preceding Fiscal Year of the Lessee, and at all times during such Fiscal Year, the Lessee was in compliance with all the provisions which relate to the Lessee in this Agreement and in any other Security Document to which it shall be a party, and as to whether or not a Determination of Taxability has occurred, and if such Authorized Representative shall have obtained knowledge of any default in such compliance or notice of such default or Determination of Taxability, shall disclose in such certificate such default or defaults or notice thereof and the nature thereof, whether or not the same shall constitute an Event of Default hereunder, and any action proposed to be taken by the Lessee with respect thereto and (ii) a certificate of an Authorized Representative of the Lessee that the insurance it maintains complies with the provisions of Section 4.5 of this Agreement, that such insurance has been in full force and effect at all times during the preceding Fiscal Year of the Lessee, and that duplicate copies of all policies or certificates thereof have been filed with the Agency and the Trustee and are in full force and effect. In addition, upon twenty (20) days' prior request by the Agency or the Trustee, the Lessee will execute, acknowledge and deliver to the Agency and the Trustee a certificate of an Authorized Representative of the Lessee either stating that to his knowledge no default or breach exists hereunder or specifying each such default or breach of which he has knowledge.

     (c) The Lessee shall immediately notify the Agency and the Trustee of the occurrence of any Event of Default or any event which with notice and/or lapse of time would constitute an Event of Default under any Security Document of which it has knowledge. Any notice required to be given pursuant to this subsection shall be signed by an Authorized Representative of the Lessee and set forth a description of the default and the steps, if any, being taken to cure said default. If no steps have been taken, the Lessee shall state this fact on the notice.

     Section 6.7        Discharge of Liens.
                        ------------------

     (a) If any lien, encumbrance or charge is filed or asserted, or any judgment, decree, order, levy or process of any court or governmental body is entered, made or issued or any claim (such liens, encumbrances, charges, judgments, decrees, orders, levies, processes and claims being herein collectively called "Liens"), whether or not valid, is made against the Facility or any part thereof or the interest therein of the Agency, the Lessee or the Trustee or against any of the rentals or other amounts payable under this Agreement or the interest of the Lessee under this Agreement other than Liens for Impositions (as defined in Section 4.4) not yet payable, Permitted Encumbrances, or Liens being contested as permitted by Section 6.7(b), the Lessee forthwith upon receipt of notice of the filing, assertion, entry or issuance of such Lien (regardless of the source of such notice) shall give written notice thereof to the Agency and the Trustee and take all reasonable action (including the payment of money and/or the securing of a bond) at its own cost and expense as may be necessary or appropriate to obtain the discharge in full thereof and to remove or nullify the basis therefor. Nothing contained in this Agreement shall be construed as constituting the express or implied consent to or permission of the Agency for the performance of any labor or services or the furnishing of any materials that would give rise to any Lien against the Agency's interest in the Facility.

     (b) The Lessee may at its sole cost and expense contest (after prior written notice to the Agency and the Trustee), by appropriate action conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Lien, if (1) such proceeding shall suspend the execution or enforcement of such Lien against the Facility or any part thereof or interest therein, or in the Lease Agreement, of the Agency, the Lessee or the Trustee or against any of the rentals or other amounts payable under this Agreement, (2) neither the Facility nor any interest therein would be in any danger of being sold, forfeited or lost, (3) neither the Lessee, the Agency nor the Trustee would be in any danger of any civil or any criminal liability, other than normal accrual of interest, for failure to comply therewith, and (4) the Lessee shall have furnished such security, if any, as may be required in such proceedings or as may be reasonably requested by the Trustee to protect the security intended to be offered by the Indenture.

     Section 6.8 Agency's Authority; Covenant of Quiet Enjoyment. The Agency covenants and agrees that it has full right and lawful authority to enter into this Agreement for the full term hereof, including the right to grant a leasehold interest in the Facility to the Lessee, and that, subject to the terms and provisions of the Indenture and Permitted Encumbrances, so long as the Lessee shall pay the rent and all other sums payable by it under this Agreement and shall duly observe all the covenants, stipulations and agreements herein contained obligatory upon it and an Event of Default shall not exist hereunder, the Lessee shall have, hold and enjoy, during the term hereof, peaceful, quiet and undisputed possession of the Facility, and the Agency (at the sole cost and expense of the Lessee) shall from time to time take all necessary action to that end, subject to Permitted Encumbrances.

     Section 6.9 No Warranty of Condition or Suitability. THE AGENCY HAS MADE AND MAKES NO REPRESENTATION OR WARRANTY WHATSOEVER, EITHER EXPRESS OR IMPLIED, WITH RESPECT TO THE MERCHANTABILITY, CONDITION, FITNESS, DESIGN, OPERATION OR WORKMANSHIP OF ANY PART OF THE FACILITY, ITS FITNESS FOR ANY PARTICULAR PURPOSE, THE QUALITY OR CAPACITY OF THE MATERIALS IN THE FACILITY, OR THE SUITABILITY OF THE FACILITY FOR THE PURPOSES OR NEEDS OF THE LESSEE OR THE EXTENT TO WHICH PROCEEDS DERIVED FROM THE SALE OF THE BONDS WILL BE SUFFICIENT TO PAY THE COST OF COMPLETION OF THE PROJECT. THE LESSEE IS SATISFIED THAT THE FACILITY IS SUITABLE AND FIT FOR ITS PURPOSES. THE AGENCY SHALL NOT BE LIABLE IN ANY MANNER WHATSOEVER TO THE LESSEE OR ANY OTHER PERSON FOR ANY LOSS, DAMAGE OR EXPENSE OF ANY KIND OR NATURE CAUSED, DIRECTLY OR INDIRECTLY, BY THE PROPERTY OF THE FACILITY OR THE USE OR MAINTENANCE THEREOF OR THE FAILURE OF OPERATION THEREOF, OR THE REPAIR, SERVICE OR ADJUSTMENT THEREOF, OR BY ANY DELAY OR FAILURE TO PROVIDE ANY SUCH MAINTENANCE, REPAIRS, SERVICE OR ADJUSTMENT, OR BY ANY INTERRUPTION OF SERVICE OR LOSS OF USE THEREOF OR FOR ANY LOSS OF BUSINESS HOWSOEVER CAUSED.

     Section 6.10 Amounts Remaining in Funds. It is agreed by the parties hereto that any amounts remaining in the Earnings Fund, the Rebate Fund, the Bond Fund, the Project Fund or the Renewal Fund upon the expiration or sooner or later termination of the term of this Agreement as provided in this Agreement, after payment in full of the Bonds (in accordance with Section 10.01 of the Indenture), the reasonable fees, charges and expenses of the Trustee, the Bond Registrar, the Paying Agents and the Agency in accordance with the Indenture and after all rents and all other amounts payable hereunder, shall have been paid in full, and after all amounts required to be rebated to the Federal government pursuant to the Tax Certificate or the Indenture shall have been so paid, shall belong to and be paid to the Lessee by the Trustee as overpayment of rents.

     Section 6.11 Issuance of Additional Bonds. The Agency and the Lessee recognize that under the provisions of and subject to the conditions set forth in the Indenture, the Agency may in its sole discretion authorize the entering into a Supplemental Indenture and issue one or more series of Additional Bonds on a parity with the Series 2003A Bonds for the purpose of (i) providing funds in excess of the Net Proceeds of insurance or eminent domain to repair, relocate, replace, rebuild or restore the Facility in the event of damage, destruction or taking by eminent domain, (ii) providing extensions, additions or improvements to the Facility, or (iii) refunding Outstanding Bonds. If the Lessee is not in default hereunder, the Agency will consider the issuance of Additional Bonds in a principal amount as is specified in a written request in accordance with the applicable provisions set forth in the Indenture.

     Any such completion, repair, relocation, replacement, rebuilding, restoration, additions, extensions or improvements shall become a part of the Facility and shall be included under this Agreement to the same extent as if originally included hereunder.

     Section 6.12     Redemption Under Certain Circumstances; Special Covenants.
                      ---------------------------------------------------------

     (a) Upon the determination by resolution of the members of the Agency that the Lessee is operating the Facility or any portion thereof, or is allowing the Facility or any portion thereof to be operated, (i) in violation of applicable material law or (ii) not as a qualified "project" in accordance with the Act and the failure of the Lessee within sixty (60) days, (or such longer period as may be established pursuant to the proviso to this sentence) of the receipt by the Lessee of written notice of such noncompliance from the Agency to cure such noncompliance together with such resolution (a copy of which notice shall be sent to the Trustee), the Lessee covenants and agrees that it shall, on the immediately succeeding Interest Payment Date following the termination of such sixty (60) day (or longer) period, as the case may be, pay to the Trustee advance rentals in immediately available funds in an amount sufficient to redeem the Bonds Outstanding in whole at the Redemption Price of 103% the aggregate principal amount of the Outstanding Bonds together with interest accrued thereon to such Interest Payment Date, provided, however, that if such noncompliance cannot be cured within such period of sixty (60) days with diligence (and is capable of being cured) and the Lessee promptly commences the curing of such non-compliance and thereafter prosecutes the curing thereof with diligence and to the Agency's reasonable satisfaction, such period of time within which the Lessee may cure such failure shall be extended for such additional period of time as may be necessary to cure the same with diligence and the Agency shall notify the Trustee and the Bondholders of any such extension.

     (b) The Agency shall give prior written notice of the meeting at which the members of the Agency are to consider such resolution to the Lessee and the Trustee, which notice shall be no less than three (3) Business Days prior to a meeting called to consider matters set forth in clauses (a)(i) and (a)(ii) of this Section. The holders of one hundred percent (100%) of the Bonds Outstanding shall have the right but not the obligation, at any time subsequent to the receipt of such notice but prior to the Interest Payment Date referred to above, to tender to the Trustee all of the Bonds then Outstanding for cancellation in accordance with the Indenture.

     (c) Upon the circumstances set forth in Section 3.01 of the Indenture, the Lessee shall pay or cause the prepayment of its lease rental obligation upon the circumstances and in the manner set forth in the Indenture.

     Section 6.13 Further Assurances. The Lessee will do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered such further acts, instruments, conveyances, transfers and assurances, including Uniform Commercial Code financing statements, at the sole cost and expense of the Lessee, as the Agency or the Trustee deems reasonably necessary or advisable for the implementation, effectuation, correction, confirmation or perfection of this Agreement and any rights of the Agency or the Trustee hereunder, or under the Indenture.

     Section 6.14 Non-Discrimination; Employment Information, Opportunities and Guidelines.
                       ---------------------------------------------------------

     (a) The Lessee shall ensure and cause its Affiliates to ensure that all employees and applicants for employment at the Facility are afforded equal employment opportunity without discrimination.

     (b) At all times during the construction, maintenance and operation of the Facility, the Lessee shall not discriminate against any employee or applicant for employment because of race, color, creed, age, sex or national origin. The Lessee shall use reasonable efforts to ensure that employees and applicants for employment with the Lessee, KeySpan, or any Affiliate or any subtenant of the Facility are treated without regard to their race, color, creed, age, sex, sexual orientation or national origin. As used herein, the term "treated" shall mean and include, without limitation, the following: recruited, whether by advertising or other means; compensated, whether in the form of rates or other forms of compensation; selected for training, including apprenticeship; promoted; upgraded; downgraded; demoted; transferred; laid off; and terminated.

     (c) The Lessee shall, in all solicitations or advertisements for employees placed by or on behalf of the Lessee, state that all qualified applicants will be considered for employment without regard to race, color, creed or national origin, age, sex or sexual orientation.

     (d) The Lessee shall furnish to the Agency all information reasonably required by the Agency pursuant to this Section 6.14 and will cooperate with the Agency for the purposes of investigation to ascertain compliance with this
Section 6.14.

     (e) Except as is otherwise provided by collective bargaining contracts or agreements to which the Lessee is a party, the Lessee shall cause new employment opportunities created as a result of the Project to be listed with the New York State Department of Labor, Community Services Division, and with the administrative entity of the service delivery area created by the Federal Job Training Partnership Act (P.L. 97-300) in which the Project is located. Except as is otherwise provided by collective bargaining contracts or agreements to which the Lessee is a party, the Lessee covenants and agrees, where practicable, to first consider persons eligible to participate in programs under the Federal Job Training Partnership Act (P.L. No. 97-300) who shall be referred to administrative entities or service delivery areas created pursuant to such Federal Job Training Partnership Act or by the Community Services Division of the New York State Department of Labor for such new employment opportunities.

     (f) The Lessee hereby authorizes any private or governmental entity, including but not limited to the New York State Department of Labor ("DOL"), to release to the Agency or its successors and assigns (collectively, the "Information Recipients"), any and all employment information under its control and pertinent to Lessee, KeySpan or any Affiliate and their respective employees at the Facility. In addition, upon the Agency's request, the Lessee shall provide to the Agency any employment information in the Lessee's or KeySpan's possession which is pertinent to the Lessee, KeySpan or any Affiliate and their respective employees at the Facility. Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Lessee itself, or any information previously released as provided by all or any of the foregoing parties (collectively, "Employment Information") may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency, or its successors and assigns, and/or Nassau County, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in
(y) reports required of the Agency, and (z) any reports required by law. This authorization shall remain in effect throughout the term of this Agreement.

     (g) Annually, by August 1 of each year, commencing on August 1, 2004, until the termination of this Agreement, the Lessee shall submit to the Agency an employment report relating to the period commencing July 1 of the previous year and ending June 30 of the year of the obligation of the filing of such report, substantially in the form of Schedule A-1 hereto, certified as to accuracy by an Authorized Representative of the Lessee, and shall attach thereto a copy of the Lessee's final payroll report evidencing the total number of employees at the Facility employed by the Lessee during such reporting period. In addition, upon a redemption of the Series 2003A Bonds, the Lessee shall submit to the Agency an employment report, substantially in the form of Schedule A-2 hereto, certified as to accuracy by an Authorized Representative of the Lessee, and shall attach thereto a copy of the Lessee's final payroll report evidencing the total number of employees at the Facility employed by the Lessee during the most recent period commencing July 1 of the previous year and ending June 30 of the year of the obligation of filing such report.

     Section 6.15 Recording and Filing. This Agreement originally executed or a memorandum thereof shall be recorded by the Lessee subsequent to the recordation of the Indenture, in the appropriate office of the County Clerk of Nassau County, or in such other office as may at the time be provided by law as the proper place for the recordation thereof. The security interest of the Agency created herein and the assignment of such security interest to the Trustee shall be perfected by the filing of financing statements by the Lessee which fully comply with the New York State Uniform Commercial Code - Secured Transactions in the office of the Secretary of State of the State, in the City of Albany, New York and in the appropriate office of the County Clerk of Nassau County. The Lessee shall file or cause to be filed all necessary continuation statements (and additional financing statements) within the time prescribed by the New York State Uniform Commercial Code - Secured Transactions in order to continue (or attach and perfect) the security interest created by this Agreement, to the end that the rights of the Agency, the Holders of the Bonds and the Trustee in the Facility shall be fully preserved as against creditors or purchasers for value from the Agency or the Lessee. The Agency and the Trustee are authorized, if permitted by applicable law, to file one or more Uniform Commercial Code financing statements disclosing any security interest in the Facility, this Agreement and the sums due under this Agreement, without the signature of the Lessee (if so required) or signed by the Agency or the Trustee as attorney-in-fact for the Lessee. The Lessee agrees to furnish the Agency and the Trustee with the Opinion of Counsel addressed to the Agency and the Trustee referred to in Section 7.08 of the Indenture and shall perform all other acts (including the payment of all costs) necessary in order to enable the Agency to comply with Section 7.08 of the Indenture.

     Section 6.16 Right to Cure Agency Defaults. The Agency hereby grants the Lessee full authority for account of the Agency to perform any covenant or obligation the non-performance of which is alleged to constitute a default in any notice received by the Lessee, in the name and stead of the Agency, with full power of substitution.

     Section 6.17 Description of Facility Equipment. The Lessee shall file with the Agency by January 1, 2004 and every January 1 thereafter until the termination of this Agreement, a certificate of an Authorized Representative of the Lessee certifying as to the deletions and other updates that should be made to the Appendix B hereof so that such Description of Facility Equipment shall constitute (taking into consideration such additions and deletions and all previously certified additions and deletions) an accurate and complete description of the Facility Equipment.

                                  ARTICLE VII
                           Events Of Default; Remedies

     Section 7.1 Events of Default. Any one or more of the following events shall constitute an "Event of Default" hereunder:

     (a) Failure of the Lessee to pay any rental that has become due and payable by the terms of Section 3.3 hereof which results in a default in the due and punctual payment of the principal of and redemption premium, if any, or interest on any Bond;

     (b) Failure of the Lessee to pay any amount (except the obligation to pay rent under Section 3.3 hereof) that has become due and payable or to observe and perform any covenant, condition or agreement on its part to be performed under Sections 4.4 or 4.5 hereof and continuance of such failure for a period of thirty (30) days after receipt by the Lessee of written notice specifying the nature of such default from the Agency, the Trustee or the Holders of more than twenty-five per centum (25%) in aggregate principal amount of the Bonds Outstanding;

     (c) Failure of the Lessee to observe and perform any covenant, condition or agreement hereunder on its part to be performed (except as set forth in Section 7.1(a) or (b) hereof) and (1) continuance of such failure for a period of thirty
(30) days after receipt by the Lessee of written notice specifying the nature of such default from the Agency, the Trustee or the Holders of more than twenty-five per centum (25%) in aggregate principal amount of the Bonds Outstanding, or (2) if by reason of the nature of such default the same can be remedied, but not within the said thirty (30) days, the Lessee fails to proceed with reasonable diligence after receipt of said notice to cure the same or fails to continue with reasonable diligence its efforts to cure the same;

The Lessee or any member thereof shall (i) apply for or consent to the appointment of or the taking of possession by a receiver, liquidator, custodian or trustee of itself or of all or a substantial part of its property, (ii) admit in writing its inability, or be generally unable, to pay its debts as such debts generally become due, (iii) make a general assignment for the benefit of its creditors, (iv) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (v) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, (vi) take any action for the purpose of effecting any of the foregoing, or (vii) be adjudicated a bankrupt or insolvent by any court;

     (d) A proceeding or case shall be commenced, without the application or consent of the Lessee any member thereof in any court of competent jurisdiction, seeking, (i) liquidation, reorganization, dissolution, winding-up or composition or adjustment of debts, (ii) the appointment of a trustee, receiver, liquidator, custodian or the like of the Lessee or any member thereof or of all or any substantial part of their respective assets, (iii) similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing against the Lessee or any member thereof shall be entered and continue unstayed and in effect, for a period of ninety (90) days or (iv) the Lessee shall fail to controvert in a timely or appropriate manner, or acquiesce in writing to, any petition filed against itself in an involuntary case under such Bankruptcy Code or any order for relief against the Lessee or any member thereof shall be entered in an involuntary case under such Bankruptcy Code or any order for relief against the Lessee or any member thereof shall be entered in an involuntary case under such Bankruptcy Code; the terms "dissolution" or "liquidation" of the Lessee or any member thereof as used above shall not be construed to prohibit any action otherwise permitted by Section 6.1 hereof; (e) Failure of the Lessee to make any payment when due pursuant to Section 3.3(b) hereof and such failure continues for ten (10) Business Days after written notice to the Lessee;

     (f) Any representation or warranty made (i) by or on behalf of the Lessee or its Affiliates in the application, commitment letter and related materials submitted to the Agency for approval of the Project or its financing, or (ii) by the Lessee herein or in any of the other Security Documents or (iii) in the Letter of Representation and Indemnity Agreement delivered to the Agency and the Trustee, or (iv) in the Tax Certificate, or (v) in any report, certificate, financial statement or other instrument furnished pursuant hereto or any of the foregoing shall prove to be false, misleading or incorrect in any material respect as of the date made; or

     (g) An "Event of Default" under the Indenture or under any other Security Document shall occur and be continuing.

     (h) The Lessee or any Affiliate shall become a Prohibited Person.

     Section 7.2 Remedies on Default. Whenever any Event of Default referred to in Section 7.1 hereof shall have occurred and be continuing, the Agency, or the Trustee where so provided, may, take any one or more of the following remedial steps:

     (a) The Trustee, as and to the extent provided in Article VIII of the Indenture, may cause all principal installments of rent payable under Section
3.3 hereof for the remainder of the term of this Agreement to be immediately due and payable, whereupon the same, together with the accrued interest thereon, shall become immediately due and payable; provided, however, that upon the occurrence of an Event of Default under Section 7.1(d) or (e) hereof, all principal installments of rent payable under Section 3.3 hereof for the remainder of the term of this Agreement, together with the accrued interest thereon, shall immediately become due and payable without any declaration, notice or other action of the Agency, the Trustee, the Holders of the Bonds or any other Person being a condition to such acceleration;

     (b) The Agency or the Trustee, may terminate this Agreement, provided however that no such termination of this Agreement shall relieve the Lessee of its liability and obligations hereunder and such liability and obligations shall survive any such termination;

     (c) The Agency or the Trustee may take whatever action at law or in equity as may appear necessary or desirable to collect the rent then due and thereafter to become due, or to enforce performance or observance of any obligations, agreements or covenants of the Lessee under this Agreement;

     (d) The Trustee may take any action permitted under the Indenture with respect to an Event of Default thereunder; and

     (e) The Agency, without the consent of the Trustee or any Bondholder or any other Person but with notice to the Trustee, may proceed to enforce the Agency's Reserved Rights by (i) an action for damages, injunction or specific performance, and/or (ii) taking whatever action at law or in equity as may appear necessary or desirable to collect payments of amounts due by the Lessee under the Agency's Reserved Rights or to enforce the performance or observance of any obligations, covenants or agreements of the Lessee under the Agency's Reserved Rights and/or (iii) terminating the Agency's leasehold interest in the Facility to the Lessee, which termination, the Lessee hereby irrevocably agrees to execute and deliver to the Agency.

     In the event that the Lessee fails to make any rental  payment  required in
Section 3.3 hereof, the installment so in default shall continue as an obligation of the Lessee until the amount in default shall have been fully paid.

     No action taken pursuant to this Section 7.2 (including repossession of the Facility or termination of this Agreement pursuant to this Section 7.2 or by operation of law or otherwise) shall, except as expressly provided herein, relieve the Lessee from the Lessee's obligations hereunder, all of which shall survive any such action.

     Notwithstanding the foregoing, prior to the earlier of the commencement of any legal proceedings by the Trustee to foreclose the lien and security interest of the Indenture in the Facility, and if the Event of Default shall be capable of being remedied by the Lessee, the Lessee may, at any time, pay all accrued unpaid rentals (exclusive of any such rentals accrued solely by virtue of acceleration of the due date of the Bonds as provided in Section 7.01 of the Indenture), pay such other amounts in default hereunder, render such performance hereunder and otherwise fully cure all other defaults hereunder; and in such event, this Agreement shall be fully reinstated, as if it had never been terminated.

     If this Agreement shall be fully reinstated, upon written request by the Lessee to the Agency and the Trustee, the Agency and the Trustee shall deliver to the Lessee a written confirmation of such reinstatement.

     Section 7.3        Reserved.
                        --------

     Section 7.4 Remedies Cumulative. The rights and remedies of the Agency or the Trustee under this Agreement shall be cumulative and shall not exclude any other rights and remedies of the Agency or the Trustee allowed by law with respect to any default under this Agreement. Failure by the Agency or the Trustee to insist upon the strict performance of any of the covenants and agreements herein set forth or to exercise any rights or remedies upon default by the Lessee hereunder shall not be considered or taken as a waiver or relinquishment for the future of the right to insist upon and to enforce by mandatory injunction, specific performance or other appropriate legal remedy a strict compliance by the Lessee with all of the covenants and conditions hereof, or of the rights to exercise any such rights or remedies, if such default by the Lessee be continued or repeated. Nothing in this Section 7.4 shall be deemed to restrict the right of the Lessee to reinstate this Agreement as provided in
Section 7.2 hereof.

     Section 7.5 No Additional Waiver Implied by One Waiver. In the event any covenant or agreement contained in this Agreement should be breached by either party and thereafter waived by the other party, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder. No waiver shall be binding unless it is in writing and signed by the party making such waiver. No course of dealing between the Agency and/or the Trustee and the Lessee or any delay or omission on the part of the Agency and/or the Trustee in exercising any rights hereunder or under the Indenture or under any other Security Document shall operate as a waiver. To the extent permitted by applicable law, the Lessee hereby waives the benefit and advantage of, and covenants not to assert against the Agency or the Trustee, any valuation, inquisition, stay, appraisement, extension or redemption laws now existing or which may hereafter exist which, but for this provision, might be applicable to any sale or reletting made under the judgment, order or decree of any court or under the powers of sale and reletting conferred by this Agreement or otherwise.

     Section 7.6 Effect on Discontinuance of Proceedings. In case any proceeding taken by the Trustee under the Indenture or this Agreement or under any other Security Document on account of any Event of Default hereunder or under the Indenture shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, then, and in every such case, the Agency, the Trustee and the Holders of the Bonds shall be restored, respectively, to their former positions and rights hereunder and thereunder, and all rights, remedies, powers and duties of the Trustee shall continue as in effect prior to the commencement of such proceedings.

     Section 7.7 Agreement to Pay Attorneys' Fees and Expenses. In the event the Lessee should default under any of the provisions of this Agreement, and the Agency, the Trustee or any Bondholder should employ attorneys or incur other expenses for the collection of rentals or other amounts payable hereunder or the enforcement of performance or observance of any obligation or agreement on the part of the Lessee herein contained or contained in any other Security Document, the Lessee agrees that it will on demand therefor pay to the Agency, the Trustee or such Bondholder the reasonable fees and disbursements of such attorneys and such other expenses so incurred.

                                  ARTICLE VIII
                                     Options

     Section 8.1        Options.
                        -------

     (a) The Lessee has the option to make advance rental payments for deposit in the Redemption Account of the Bond Fund to effect the retirement of the Bonds in whole or the redemption in whole or in part of the Bonds, all in accordance with the terms of the Indenture; provided, however, that no partial redemption of the Bonds may be effected through advance rental payments hereunder if there shall exist and be continuing an Event of Default. The Lessee shall exercise its option to make such advance rental payments by delivering a written notice of an

Authorized Representative of the Lessee to the Trustee in accordance with the Indenture, with a copy to the Agency, at least twenty (20) days prior to the date upon which the Trustee is to mail notice of redemption to Bondholders, setting forth (i) the amount of the advance rental payment, (ii) the principal amount of Bonds Outstanding requested to be redeemed with such advance rental payment (which principal amount shall be in such minimum amount or integral multiple of such amount as shall be permitted in the Indenture), and (iii) the date on which such principal amount of Bonds are to be redeemed. Such advance rental payment shall be paid to the Trustee in legal tender on or before the redemption date and shall be an amount which, when added to the amount on deposit in the Bond Fund and available therefor, will be sufficient to pay the Redemption Price of the Bonds to be redeemed, together with interest to accrue to the date of redemption and all expenses of the Agency, the Bond Registrar, the Trustee and the Paying Agents in connection with such redemption. In the event the Bonds are to be redeemed in whole or otherwise retired, the Lessee shall further pay on or before such redemption date, in legal tender, to the Agency, the Trustee, the Bond Registrar and the Paying Agents, as the case may be, all fees and expenses owed such party or any other party entitled thereto under this Agreement or the Indenture together with (i) all other amounts due and payable under this Agreement and the other Security Documents, and (ii) any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Certificate.

     (b) The Lessee shall have the option to terminate the Agency's leasehold interest in the Facility commencing on that date upon which the Bonds may first optionally be redeemed in whole and on any date thereafter permitted therefor as provided in the Indenture.

     (c) The Lessee shall also have the option to terminate the Agency's leasehold interest in the Facility on any date during the term of this Agreement within ninety (90) days of the occurrence of any of the following events:

          (i) The Facility shall have been damaged or destroyed to such extent that as evidenced by a certificate of an Independent Engineer filed with the Agency and the Trustee (A) the Facility cannot be reasonably restored within a period of one year from the date of such damage or destruction to the condition thereof immediately preceding such damage or destruction, (B) the Lessee is thereby prevented or likely to be prevented from carrying on its normal operation of the Facility for a period of one year from the date of such damage or destruction, or (C) the restoration cost of the Facility would exceed the total amount of all insurance proceeds, including any deductible amount, in respect of such damage or destruction; or

          (ii) Title to, or the temporary use of, all or substantially all of the Facility shall have been taken or condemned by a competent authority which taking or condemnation results, or is likely to result, in the Lessee being thereby prevented or likely to be prevented from carrying on its normal operation of the Facility for a period of one year from the date of such taking or condemnation, as evidenced by a certificate of an Independent Engineer filed with the Agency and the Trustee; or

          (iii) As a result of changes in the Constitution of the United States of America or of the State or of legislative or executive action of the State or any political subdivision thereof or of the United States of America or by final decree or judgment of any court after the contest thereof by the Lessee, this Agreement becomes void or unenforceable or impossible of performance in accordance with the intent and purpose of the parties as expressed herein or unreasonable burdens or excessive liabilities are imposed upon the Lessee by reason of the operation of the Facility.

     (d) The Lessee, in terminating the Agency's leasehold interest in the Facility pursuant to Section 8.1(c) hereof, shall file with the Agency and the Trustee the certificate prescribed by Section 8.1(c) (i) or (ii) hereof together with a certificate of an Authorized Representative of the Lessee stating that, as a result of the occurrence of the event giving rise to the exercise of such option to terminate the Agency's leasehold interest in the Facility, the Lessee has discontinued, or at the earliest practicable date will discontinue, the operation of the Facility for its intended purposes, and in the case of Section 8.1(b) or 8.1(c) hereof, the Lessee shall pay to the Trustee as the purchase price, in legal tender, advance rental payments, for deposit in the Bond Fund (if payment in full of the principal of or the Redemption Price, if any, as the case may be, of, and interest on, all the Outstanding Bonds, and the interest thereon at maturity or upon earlier redemption has not yet been made) equal to the sum of the following:

          (i) an amount which, when added to the amount on deposit in the Bond Fund and available therefor, will be sufficient to pay, retire and redeem the Outstanding Bonds in accordance with the provisions of the Indenture, including, without limitation, the principal of or the Redemption Price (as the case may be) of, together with interest to maturity or redemption date (as the case may be) on, the Outstanding Bonds;

          (ii) expenses of redemption, the fees and expenses of the Agency, the Trustee, the Bond Registrar and the Paying Agents and all other amounts due and payable under this Agreement and the Indenture;

          (iii) any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Certificate; and

          (iv) one dollar.

     (e) Upon the payment in full of the principal of and interest on the Outstanding Bonds (whether at maturity or earlier redemption), the Lessee shall have the option to terminate the Agency's leasehold interest in the Facility and shall exercise such option by (1) delivering to the Agency prior written notice of an Authorized Representative of the Lessee no more than thirty (30) days after the payment in full of the Bonds of the exercise of such option to purchase, which notice shall set forth a requested closing date for the purchase of the Facility which shall be not later than sixty (60) days after the payment in full of the Bonds, and (2) paying on such closing date a purchase price equal to the sum of one dollar, the fees and expenses of the Agency, the Trustee, the Bond Registrar and the Paying Agents and all other amounts due and payable under this Agreement or the Indenture, together with any amounts required to be rebated to the Federal government pursuant to the Indenture or the Tax Certificate. Upon the written request of the Lessee, the Agency may approve the extension or waiver of any of the time periods set forth in this paragraph.

     (f) The Lessee shall not, at any time, assign or transfer its option to purchase the Facility as contained in this Section 8.1 separate and apart from a permitted assignment of this Agreement pursuant to Section 9.3 hereof without the prior written consent of the Agency and the Trustee.

     Section 8.2 Conveyance on Exercise of Option to Terminate. At the closing of any termination of the Agency's leasehold interest in the Facility pursuant to Section 8.1 hereof, the Agency and/or the Trustee, as applicable, will, upon receipt of payment of the purchase price, deliver to the Lessee (i) such documents necessary or appropriate to terminate the interests of the Agency and/or the Trustee in and to the Facility, subject to the following: (1) the nature, quality and extent of the Agency's leasehold interest in said property shall have been conveyed to the Agency; (2) any Permitted Encumbrances to the Agency's leasehold interest in said property when conveyed to the Agency; (3) any liens, easements, security interests, claims, charges and encumbrances created at the request of the Lessee or to the creation or suffering of which the Lessee consented; (4) any liens, security interests, claims, charges and encumbrances resulting from the failure of the Lessee to perform or observe any of the agreements on its part contained in this Agreement; (5) any liens for taxes or assessments not then delinquent; (6) the rights, if any, of any condemning authority; (ii) documents releasing and conveying to the Lessee all of the Agency's rights and interests in and to any rights of action, or any insurance proceeds or condemnation award, with respect to the Facility; and
(iii) a release of the Lessee's obligations under the Payment Agreement. Concurrently with the delivery of such documents, there shall be delivered by the Agency to the Trustee any instructions or other instruments required by
Section 10.01 of the Indenture to defease and pay the Bonds.

     Upon termination of the Agency's leasehold interest in the Facility pursuant to this Section 8.2, this Agreement and all obligations of the Lessee hereunder shall be terminated except the obligations of the Lessee under Section 6.2, 6.3 and 9.17 shall survive such termination.

     Section 8.3 Option to Purchase or Invite Tenders of Bonds. The Lessee shall have the option, at any time during the term of this Agreement, to purchase Bonds for its own account, whether by direct negotiation, through a broker or dealer, or by making a tender offer to the Holders thereof. The Bonds so purchased by the Lessee or by any Affiliate thereof shall be delivered to the Trustee for cancellation within fifteen (15) days of the date of purchase. The Agency shall at all times make available or cause to be made available to the Lessee its registration books (maintained at the principal corporate trust office of the Trustee) containing the names and addresses of the Bondholders if known.

     Section 8.4 Termination of Agreement. After full payment of the Bonds or provision for the payment in full thereof having been made in accordance with
Section 10.01 of the Indenture, the Lessee may terminate this Agreement by paying the reasonable fees and expenses of the Agency, the Agency's Bond
Counsel, the Trustee, the Bond Registrar, the Tender Agent, the Remarketing Agent and the Paying Agents and all other amounts due and payable under this

Agreement, the other Security Documents, the Remarketing Agreement together with any amounts required to be paid to the United States government pursuant to the Indenture or the Tax Certificate, and by giving the Agency notice in writing of such termination and thereupon such termination shall forthwith become effective, subject, however, to the survival of the obligations of the Lessee under Sections 3.3, 4.3, 6.2, 6.3, 9.17 and 9.18 hereof. Upon termination of this Agreement as set forth herein, the Agency shall execute and deliver to the Lessee a termination of lease in recordable form.

     Section 8.5 Mode Change Notice. No later fifty (50) days (or such shorter time as may be agreed to by the Agency, the Trustee, the Lessee, the Paying Agent and the Remarketing Agent in writing) preceding a proposed Mode Change Date, the Lessee shall provide the Agency written notice of its intention to effect a change in the Mode from the Mode then prevailing (for purposes of this Section, the "Current Mode") to another Mode (for purposes of this Section, the "New Mode") specified in such written notice, and, if the change is to a Term Rate Mode, the length of the initial Interest Period and whether or not the Bonds to be converted to the Term Rate Mode will be covered by the Letter of Credit (if they will be covered, then the initial Interest Rate Period for such Bonds selected by the Lessee cannot extend beyond the Expiration Tender Date). The Agency may, in its sole and absolute discretion, waive the requirement of such notice to be delivered by the Lessee pursuant to this Section 8.5.

                                   ARTICLE IX
                                  Miscellaneous

     Section 9.1 Indenture; Amendment. The Lessee shall have and may exercise all the rights, powers and authority stated to be in the Lessee in the Indenture and in the Bonds, and the Indenture and the Bonds shall not be modified, altered or amended in any manner which adversely affects such rights, powers and authority so stated to be in the Lessee or otherwise adversely affects the Lessee without the written consent of the Lessee.

     Section 9.2 Force Majeure. In case by reason of force majeure either party hereto shall be rendered unable wholly or in part to carry out its obligations under this Agreement, then except as otherwise expressly provided in this Agreement, if such party shall give notice and full particulars of such force majeure in writing to the other party within a reasonable time after occurrence of the event or cause relied on, the obligations of the party giving such notice (other than the obligations of the Lessee to make the rental payments or other payments required under the terms hereof, or to comply with Sections 4.5 or 6.2 hereof), so far as they are affected by such force majeure, shall be suspended during the continuance of the inability then claimed which shall include a reasonable time for the removal of the effect thereof, but for no longer period, and such party shall endeavor to remove or overcome such inability with all reasonable dispatch. The term "force majeure", as employed herein, shall mean, without limitation, acts of God, strikes, lockouts or other industrial disturbances, terrorism, acts of the public enemy, orders of any kind of the Government of the United States or of the State or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, hurricanes, storms, floods, washouts, droughts, arrest, restraining of government and people, civil disturbances, explosions, partial or entire failure of utilities, shortages of labor, material, supplies or transportation, or any other similar or different cause not reasonably within the control of the party claiming such inability. It is understood and agreed that the settlement of existing or impending strikes, lockouts or other industrial disturbances shall be entirely within the discretion of the party having the difficulty and that the above requirements that any force majeure shall be reasonably beyond the control of the party and shall be remedied with all reasonable dispatch shall be deemed to be fulfilled even though such existing or impending strikes, lockouts and other industrial disturbances may not be settled but could have been settled by acceding to the demands of the opposing person or persons.

     Section 9.3 Assignment or Sublease. The Lessee may not at any time assign or transfer this Agreement, or sublet the whole or any part of the Facility without the prior written consent of the Agency and the Trustee; provided further, that if the Agency and the Trustee consent to any such assignment, transfer or subletting, (1) the Lessee shall nevertheless remain liable to the Agency for the payment of all rent and for the full performance of all of the terms, covenants and conditions of this Agreement and of any other Security Document to which it shall be a party, (2) any assignee or transferee of the Lessee in whole of the Facility shall have assumed in writing and have agreed to keep and perform all of the terms of this Agreement on the part of the Lessee to be kept and performed, shall be jointly and severally liable with the Lessee for the performance thereof, shall be subject to service of process in the State, and shall be qualified to do business in the State, (3) in the Opinion of Counsel, such assignment, transfer or sublease shall not legally impair in any respect the obligations of the Lessee for the payment of all rents nor for the full performance of all of the terms, covenants and conditions of this Agreement or of any other Security Document to which the Lessee shall be a party, nor impair or limit in any respect the obligations of any obligor under any other Security Document, (4) any assignee, transferee or sublessee shall utilize the Facility as an Approved Facility, (5) such assignment, transfer or sublease shall not violate any provision of this Agreement, the Indenture or any other Security Document, (6) with respect to any subletting in part, the term of each such sublease does not exceed five (5) years and at any given date, no more than an aggregate of twenty percent (20%) of such space would be subleased by the Lessee (excluding Affiliates of the Lessee), (7) such assignment, transfer or sublease shall in no way diminish or impair the Lessee's obligation to carry the insurance required under Section 4.5 of this Agreement and the Lessee shall furnish written evidence satisfactory to the Agency and the Trustee that such insurance coverage shall in no manner be limited by reason of such assignment, transfer or sublease, (8) each such assignment, transfer or sublease contains such other provisions as the Agency or the Trustee may reasonably require, and
(9) in the opinion of Nationally Recognized Bond Counsel, such assignment, transfer or sublease shall not cause the interest on the Bonds to be includable in gross income for Federal income tax purposes. The Lessee shall furnish or cause to be furnished to the Agency and the Trustee a copy of any such assignment, transfer or sublease in substantially final form at least twenty
(20) days prior to the date of execution thereof.

     Any consent by the Agency or the Trustee to any act of assignment, transfer or sublease shall be held to apply only to the specific transaction thereby authorized. Such consent shall not be construed as a waiver of the duty of the Lessee, or the successors or assigns of the Lessee, to obtain from the Agency and the Trustee consent to any other or subsequent assignment, transfer or sublease, or as modifying or limiting the rights of the Agency or the Trustee under the foregoing covenant by the Lessee.

     If the Facility or any part thereof be sublet or occupied by any Person other than the Lessee, the Agency, in the event of the Lessee's default in the payment of rent may, and is hereby empowered to, and the Lessee hereby grants the Agency an irrevocable power of attorney (coupled with an interest to) collect rent from the undertenant or occupant during the continuance of any such default. In either of such events, the Agency may apply the net amount received by it to the rent herein provided, and no such collection shall be deemed a waiver of the covenant herein against assignment, transfer or sublease of this Agreement, or constitute the acceptance of the under-tenant or occupant as tenant, or a release of the Lessee from the further performance of the covenants herein contained on the part of the Lessee.

     Section 9.4 Priority of Indenture. Pursuant to the Indenture, the Agency will pledge and assign the rentals and certain other moneys receivable under this Agreement to the Trustee as security for payment of the principal or Redemption Price, if applicable, of and interest on the Bonds, and this Agreement shall be subject and subordinate to the Indenture and such mortgage lien, security interest, pledge and assignment thereunder.

     Section 9.5 Benefit of and Enforcement by Bondholders. The Agency and the Lessee agree that this Agreement is executed in part to induce the purchase by others of the Bonds and for the further securing of the Bonds, and accordingly all covenants and agreements on the part of the Agency and the Lessee as set forth in this Agreement are hereby declared to be for the benefit of the Holders from time to time of the Bonds and may be enforced as provided in Article VIII of the Indenture on behalf of the Bondholders by the Trustee.

     Section 9.6 Amendments. This Agreement may be amended only with the concurring written consent of the Trustee given in accordance with the provisions of the Indenture and only if the Lessee shall assume in writing the obligations of such amended Agreement.

     Section 9.7 Notices. All notices, certificates or other communications hereunder shall be sufficient if sent by registered or certified United States mail, postage prepaid, addressed, if to the Agency, to the Executive Director, Nassau County Industrial Development Agency, 400 County Seat Drive, Mineola, New York 11501, if to the Lessee, KeySpan-Glenwood Energy Center, LLC, c/o KeySpan Corporation, One MetroTech Center, Brooklyn, New York 11021, Attention:
Treasurer, and if to the Trustee, to The Bank of New York, 101 Barclay, Floor 21W, New York, New York 10286, Attention: Corporate Trust - New York Municipal Finance Unit. The Agency, the Lessee and the Trustee may, by like notice, designate any further or different addresses to which subsequent notices, certificates or other communications shall be sent. Any notice, certificate or other communication hereunder shall, except as may expressly be provided herein, be deemed to have been delivered or given as of the date it shall have been mailed.

     Section 9.8 Prior Agreements Superseded. This Agreement shall completely and fully supersede all other prior understandings or agreements, both written and oral (other than any Security Documents), between the Agency and the Lessee relating to the Facility.

     Section 9.9 Severability. If any clause, provision or section of this Agreement be ruled invalid by any court of competent jurisdiction, the invalidity of such clause, provision or section shall not affect any of the remaining provisions hereof.

     Section 9.10 Inspection of Facility. The Lessee will permit the Agency, the Trustee, or their duly authorized agents (other than Lessee), at all reasonable times upon written notice to enter upon the Facility and to examine and inspect the Facility and exercise their rights hereunder, under the Indenture and under the other Security Documents with respect to the Facility. The Lessee will further permit the Agency, or its duly authorized agent (other than Lessee), at all reasonable times to enter upon the Facility but solely for the purpose of assuring that the Lessee is operating the Facility, or is causing the Facility to be operated, as a qualified "project" under the Act consistent with the purposes set forth in the recitals to this Agreement and with the public purposes of the Agency, and to verify employment and other obligations hereunder and under the other Security Documents, and not for any purpose of assuring the proper maintenance or repair of the Facility as such latter obligation is and shall remain solely the obligation of the Lessee.

     Section 9.11 Effective Date; Counterparts. This Agreement shall become effective upon its delivery. It may be simultaneously executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

     Section 9.12 Binding Effect. This Agreement shall inure to the benefit of, and shall be binding upon, the Agency, the Lessee and their respective successors and assigns.

     Section 9.13 Net Lease. It is the intention of the parties hereto that this Agreement be a "net lease" and that all of the rent be available for debt service on the Bonds, and this Agreement shall be construed to effect such intent.

     Section 9.14 Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE WITHOUT REGARD OR REFERENCE TO CONFLICTS OF LAWS PRINCIPLES.

     Section 9.15 Investment of Funds. Any moneys held as part of the Rebate Fund, the Earnings Fund, the Project Fund, the Bond Fund or the Renewal Fund or in any special fund provided for in this Agreement or in the Indenture to be invested in the same manner as in any said Fund shall, at the written request of an Authorized Representative of the Lessee, be invested and reinvested by the Trustee as provided in the Indenture (but subject to the provisions of the Tax Certificate). Neither the Agency nor the Trustee nor any of their respective members, directors, officers, agents (other than the Lessee), servants or employees shall be liable for any depreciation in the value of any such investments or for any loss arising therefrom.

     Interest and profit derived from such investments shall be credited and applied as provided in the Indenture, and any loss resulting from such investments shall be similarly charged.

     Section 9.16 Investment Tax Credit. It is the intention of the parties that any investment tax credit or comparable credit which may ever be available accrue to the benefit of the Lessee and the Lessee shall, and the Agency upon advice of counsel may, make any election and take other action in accordance with the Code as may be necessary to entitle the Lessee to have such benefit.

     Section 9.17 Waiver of Trial by Jury. THE PARTIES DO HEREBY EXPRESSLY WAIVE ALL RIGHTS TO TRIAL BY JURY ON ANY CAUSE OF ACTION DIRECTLY OR INDIRECTLY INVOLVING THE TERMS, COVENANTS OR CONDITIONS OF THIS AGREEMENT OR THE FACILITY OR ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT.

     The provision of this Agreement relating to waiver of a jury trial and the right of re-entry or re-possession shall survive the termination or expiration of this Agreement.

     Section 9.18       Consent to Jurisdiction; Service of Process.
                        -------------------------------------------

     (a) The Lessee represents that it is subject to service of process in the State and covenants that it will remain so subject during the term of this Agreement. If for any reason the Lessee should cease to be so subject to service of process in the State, the Lessee hereby designates and appoints, without power of revocation, John J. Bishar, Jr., Esq., as its agent for service of process, and, if such agent shall cease to act or otherwise cease to be subject to service of process in the State, the Lessee hereby irrevocably designates and appoints the Secretary of State of the State of New York as the agent of the Lessee upon whom may be served all process, pleadings, notices or other papers which may be served upon the Lessee as a result of any of its obligations under this Agreement or any other Security Document; provided, however, that the serving of such process, pleadings, notices or other papers shall not constitute a condition to any the Lessee's obligations hereunder or under any other Security Document.

     (b) The Lessee irrevocably and unconditionally (a) agrees that any suit, action or other legal proceeding arising out of this Agreement or any other Security Document may be brought in the courts of record of the State of New York in Nassau County or the courts of the United States, Eastern District of New York; (b) consents to the jurisdiction of each such court in any such suit, action or proceeding; and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts. The Lessee shall accept and acknowledge service of any and all process in any such suit, action or proceeding brought in any such court. The Lessee agrees and consents that any such service of process upon such agent set forth in subsection (a) above and written notice of such service to the Lessee shall be taken and held to be valid personal service upon the Lessees whether or not the Lessee shall then be doing, or at any time shall have done, business within the State and that any such service of process shall be of the same force and validity as if service were made upon the Lessees according to the laws governing the validity and requirements of such service in the State. Such agent shall not have any power or authority to enter into any appearance or to file any pleadings in connection with any suit, action or other legal proceedings against the Lessee or to conduct the defense of any such suit, action or any other legal proceeding except as expressly authorized by the Lessee.

Section 9.19         No Recourse Under This Agreement or on Bonds.
                     --------------------------------------------

     (a) All covenants, stipulations, promises, agreements and obligations of the Agency contained in this Agreement shall be deemed to be the covenants, stipulations, promises, agreements and obligations of the Agency, and not of any member, director, officer, employee or agent (other than Lessee) of the Agency in his individual capacity, and no recourse shall be had for the payment of the principal of, redemption premium, if any, or interest on the Bonds or for any claim based thereon or hereunder against any member, director, officer, employee or agent (other than the Lessee) of the Agency or any natural person executing the Bonds.

     (b) Anything in this Agreement, the Bonds or any other Security Document to the contrary notwithstanding, any obligations of the Agency under this Agreement or the Bonds or under any other Security Document or related document for the payment of money shall not subject the Agency to any pecuniary or other liability nor create a debt of the State or the County and neither the State nor the County shall be liable on any obligation so incurred, but any such obligation shall be a special obligation of the Agency secured and payable solely as provided in the Indenture

     Section 9.20 Date of Agreement for Reference Purposes Only. The date of this Agreement shall be for reference purposes only and shall not be construed to imply that this Agreement was executed on the date first above written. This Agreement was executed and delivered on the Commencement Date.


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                                       45

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                                       46

     IN WITNESS WHEREOF, the Agency has caused its corporate name to be hereunto subscribed by its duly authorized Chairman, Vice Chairman, Executive Director, or Administrative Director and attested by its Assistant Secretary and the Lessee has caused its name to be subscribed hereto by a Member, all being done as of the year and day first above written.

ATTEST:                                   NASSAU COUNTY INDUSTRIAL
                                          DEVELOPMENT AGENCY


_____________________________             By: /s/
Assistant Secretary                          ------------------------
                                               Joseph Gioino
                                               Executive Director


                                          KEYSPAN-GLENWOOD ENERGY
                                          CENTER, LLC


                                         By:  /s/
                                             ------------------------
                                        Name:  Michael Nilsen
                                        Title: Vice President and Treasurer

STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )


     On the 25th day of November, in the year two thousand and three, before me, the undersigned, personally appeared Joseph Gioino, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                             -----------------------------------
                                                        Notary Public

STATE OF NEW YORK    )
                                          :  ss.:
COUNTY OF NEW YORK   )


     On the 25th day of November, in the year two thousand and three, before me, the undersigned, personally appeared Michael Nilsen, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

                                         -----------------------------------
                                                    Notary Public

                                                                     APPENDIX A

                             DESCRIPTION OF FACILITY
                             -----------------------


     The Facility means the refinancing of certain costs incurred by the Lessee in connection with the acquisition and construction of three buildings of approximately 1,700 square feet and one building of approximately 5,000 square feet and the acquisition and installation therein of two single cycle generating units located on an existing 2.9 acre facility known as The Glenwood Energy Center, and located on the eastern shore of Hempstead Harbor, in the Town of Oyster Bay (the "Facility"), to be used by the Lessee for the purpose of providing an aggregate of approximately 79 megawatts to the existing Long Island electric grid. Said building and generating units are located on that certain lot, piece and parcel of land described in the legal description attached hereto, known as the Facility Realty.

                         DESCRIPTION OF FACILITY REALTY
                         ------------------------------





                            See attached description

                                                                      APPENDIX B

                        DESCRIPTION OF FACILITY EQUIPMENT


All fixtures, machinery, equipment, chattels and articles of personal property and all appurtenances and additions thereto and substitutions and replacements thereof, now or hereafter attached to or contained in or located at the Facility or placed on any part thereof, though not attached thereto, the costs of which are refined or reimbursed with the proceeds of Bonds and which are used or usable in connection with the present or future operation thereof or the activities at any time conducted therein and all other property used in connection with the production of income from the Facility and/or improvements located therein or adapted for use therein, including, without limitation, any machinery, equipment and other tangible personal property acquired and installed at the Facility, together with all repairs, replacements, improvements, substitutions and renewals thereof or therefor and all parts, additions and accessories incorporated therein or affixed thereto, but excluding Lessee's Property within the meaning of Section 4.1(c) hereof or Existing Facility Property released pursuant to Section 4.2 hereof.

                                  SCHEDULE A-1

                                                       Annual Employment Report
                                              For the Year Ending June 30, ____

     In order to comply with Local and State employment reporting requirements, the Nassau County Industrial Development Agency must require all of its project companies to complete and return the Report to the Agency no later than August 1, ____.

KeySpan-Glenwood Energy Center, LLC
c/o KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Telephone #          __________________________________________

Tax ID #             __________________________________________

Please provide information as of June 30th of jobs at the Project Location(s). Do not include any subcontractors and consultants. Include only employees and owners/principals on your payroll at the Project Location.

Number of existing FULL TIME JOBS _______________

Number of existing PART TIME JOBS _______________

Attached hereto is a copy of the Lessee's final payroll report (or similar report) evidencing the total number of employees employed by the Sublessee during the reporting period.

Certification: I, the undersigned, hereby certify to the best of my knowledge and belief, that all information contained in this report is true and complete, and that I understand it is submitted pursuant to agreement. The Company hereby authorizes any private or governmental entity, including but not limited to The New York State Department of Labor ("DOL"), to release to the Nassau County Industrial Development Agency (the "Agency") and/or to the successors and assigns thereof (collectively, the "Information Recipients"), any and all employment information under DOL's control which is pertinent to the Company and the Company's employees. In addition, upon the Agency's request, the Company shall provide to the Agency any employment information in the Company's possession which is pertinent to the Company and the Company's employees. Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Company itself, or any information previously released as provided by all or any of the foregoing parties (collectively, "Employment Information") may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency and/or the successors and assigns thereof, and/or Nassau County, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (y) reports required of the Agency, and (z) any other reports required by law. This authorization shall remain in effect throughout the term of this transaction.

Principal/Owner/Chief Financial Officer _______________________________________
                                                   (Please Print)
Signature _________________________________ Date __________________________

                       Please send the completed form to:
                   Nassau County Industrial Development Agency
                              400 County Seat Drive
                             Mineola, New York 11501

                                                                   SCHEDULE A-2

                                          FOR BOND REDEMPTIONS AND TERMINATIONS

                                                       Annual Employment Report
                                              For the Year Ending June 30, ____

     In order to comply with Local and State employment reporting requirements, the Nassau County Industrial Development Agency must require all of its project companies to complete and return the Report to the Agency no later than August 1, ____.

KeySpan-Glenwood Energy Center, LLC
c/o KeySpan Corporation
One MetroTech Center
Brooklyn, New York 11201

Telephone #          __________________________________________

Tax ID #             __________________________________________

Please provide information as of June 30th of jobs at the Project Location(s). Do not include any subcontractors and consultants. Include only employees and owners/principals on your payroll at the Project Location.

Number of existing FULL TIME JOBS _______________

Number of existing PART TIME JOBS _______________

Attached hereto is a copy of the Lessee's final payroll report (or similar report) evidencing the total number of employees employed by the Sublessee during the reporting period.

Certification: I, the undersigned, hereby certify to the best of my knowledge and belief, that all information contained in this report is true and complete, and that I understand it is submitted pursuant to agreement. The Company hereby authorizes any private or governmental entity, including but not limited to The New York State Department of Labor ("DOL"), to release to the Nassau County Industrial Development Agency (the "Agency") and/or to the successors and assigns thereof (collectively, the "Information Recipients"), any and all employment information under DOL's control which is pertinent to the Company and the Company's employees. In addition, upon the Agency's request, the Company shall provide to the Agency any employment information in the Company's possession which is pertinent to the Company and the Company's employees. Information released or provided to Information Recipients by DOL, or by any other governmental entity, or by any private entity, or by the Company itself, or any information previously released as provided by all or any of the foregoing parties (collectively, "Employment Information") may be disclosed by the Information Recipients in connection with the administration of the programs of the Agency and/or the successors and assigns thereof, and/or Nassau County, and/or as may be necessary to comply with law; and, without limiting the foregoing, the Employment Information may be included in (y) reports required of the Agency, and (z) any other reports required by law. This authorization shall remain in effect throughout the term of this transaction.

Principal/Owner/Chief Financial Officer  ______________________________________
                                                        (Please Print)
Signature  __________________________________    Date _________________________


                         Please send the completed form to:
                   Nassau County Industrial Development Agency
                              400 County Seat Drive
                             Mineola, New York 11501

                                  SCHEDULE A-3


1. A kerosene spill occurred at Lessee's Glenwood Landing LM 6000 internal combustion site on June 5, 2002. The spill was caused when a valve on a fuel filter line inadvertently remained open. The volume of kerosene released was difficult to estimate but, as part of the cleanup effort, approximately 75 tons of contaminated soil were removed along with approximately 3,800 gallons of oily water. A remediation plan was approved by DEC and an oxygen regeneration compound was injected in 2003 to help further remediate the source area - sampling and monitoring is ongoing. While remedial progress has been satisfactory, it is uncertain when a No Further Action Letter will be issued by the DEC.

2. Remediation activities are ongoing pursuant to a Voluntary Cleanup Agreement ("VCA") issued by the DEC. Soils remediation work was completed and summarized in an August 2003 report. The VCA soil cleanup objectives were met (as set forth in an approved work plan) but, in a letter dated October 31, 2003, the DEC raised additional questions. It is therefore uncertain when a No Further Action Letter will be issued. In addition, the Facility Realty may become subject to a deed restriction in the future which would permit only nonresidential uses. There is an approved work plan to remediate the groundwater in the area of the Facility Realty. Activities under this work plan are ongoing.

3. The Facility is currently operating during startup and shutdown periods in a manner that technically exceeds its air permit limits. The New York State Department of Environmental Conservation ("DEC") is planning to revised the Facility's Title V permit to include special conditions that specifically address startup and shutdown operations as part of a statewide effort for similar units. EPA does not allow state agencies to include any condition in an operating permit that allows a wholesale exemption from normal operating limits for specific time periods attributable to startup and shutdown. Instead, EPA recommends the establishment of specific startup and shutdown limits for periods determined to be appropriate for each specific source or process. Discussions are pending with the DEC to issue final Title V permits for the Glenwood and Port Jefferson 79 MW combustion turbines to establish permit conditions that are based on a reasonable review of Facility data and reflect actual experience operating emission units in startup and shutdown mode using both fuel types.